Exhibit 10.2

Execution Version

TERM LOAN AGREEMENT
DATED AS OF FEBRUARY 3, 2012
BY AND AMONG
WELLS OPERATING PARTNERSHIP II, L.P.,
AS BORROWER,
J.P. MORGAN SECURITIES LLC
AND
PNC CAPITAL MARKETS LLC,
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT
AND
PNC BANK, NATIONAL ASSOCIATION,
AS SYNDICATION AGENT
AND
REGIONS BANK,
U.S. BANK NATIONAL ASSOCIATION,
TD BANK, N.A.
AND
UNION BANK, N.A.
AS DOCUMENTATION AGENTS
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.5,
AS LENDERS

Table of Contents

Page

ARTICLE I.	Definitions 1

Section 1.1	Definitions 1

Section 1.2	General; References to Times 28

Section 1.3	Accounting Terms; GAAP 28

ARTICLE II.	Credit Facility 29

Section 2.1	Term Loans 29

Section 2.2	[Reserved] 29

Section 2.3	[Reserved] 29

Section 2.4	Rates and Payment of Interest on Loans 29

Section 2.5	Number of Interest Periods 30

Section 2.6	Repayment of Loans 30

Section 2.7	Optional Prepayments 30

Section 2.8	Continuation 31

Section 2.9	Conversion 31

Section 2.10	Notes 32

Section 2.11	[Reserved] 32

Section 2.12	Extension of Termination Date 32

Section 2.13	[Reserved] 32

Section 2.14	Incremental Term Loans 32

Section 2.15	Advances by Agent 33

ARTICLE III.	Payments, Fees and Other General Provisions 34

Section 3.1	Payments 34

Section 3.2	Pro Rata Treatment 34

Section 3.3	Sharing of Payments, Etc 35

Section 3.4	Several Obligations 35

Section 3.5	Minimum Amounts 36

Section 3.6	Fees 36

Section 3.7	Computations 36

Section 3.8	Usury 36

Section 3.9	Agreement Regarding Interest and Charges 36

Section 3.10	Statements of Account 37

i

Section 3.11	Defaulting Lenders 37

Section 3.12	Taxes 37

Section 3.13	Interest Rate Protection Arrangements 38

ARTICLE IV.	Yield Protection, Etc. 39

Section 4.1	Additional Costs; Capital Adequacy 39

Section 4.2	Suspension of LIBOR Rate Loans 40

Section 4.3	Illegality 40

Section 4.4	Compensation 40

Section 4.5	Affected Lenders 41

Section 4.6	Treatment of Affected Loans 41

Section 4.7	Change of Lending Office 42

Section 4.8	Assumptions Concerning Funding of LIBOR Rate Loans 42

ARTICLE V.	Conditions Precedent 42

Section 5.1	Initial Conditions Precedent 42

Section 5.2	Additional Conditions Precedent 45

Section 5.3	Conditions as Covenants 45

ARTICLE VI.	Representations and Warranties 45

Section 6.1	Representations and Warranties 45

Section 6.2	Survival of Representations and Warranties, Etc 55

ARTICLE VII.	Affirmative Covenants 56

Section 7.1	Preservation of Existence and Similar Matters 56

Section 7.2	Compliance with Applicable Law and Contracts 56

Section 7.3	Maintenance of Property 56

Section 7.4	Conduct of Business 57

Section 7.5	Insurance 57

Section 7.6	Payment of Taxes and Claims 57

Section 7.7	Visits and Inspections 58

Section 7.8	Use of Proceeds 58

Section 7.9	Environmental Matters 58

Section 7.10	Books and Records 59

Section 7.11	Further Assurances 59

Section 7.12	Guarantors 59

Section 7.13	REIT Status 60

Section 7.14	Distribution of Income to the Borrower 60

Section 7.15	Reporting Company 61

Section 7.16	Maintenance of Rating 61

ARTICLE VIII.	Information 61

Section 8.1	Quarterly Financial Statements 61

Section 8.2	Year-End Statements 62

Section 8.3	Compliance Certificate 62

Section 8.4	Other Information 63

Section 8.5	Additions and Substitutions to and Removals From Unencumbered Assets 65

ARTICLE IX.	Negative Covenants 67

Section 9.1	Financial Covenants 68

Section 9.2	Indebtedness 68

Section 9.3	Certain Permitted Investments of Obligors, etc 69

Section 9.4	Investments Generally 69

Section 9.5	Liens; Negative Pledges; Other Matters 70

Section 9.6	Restricted Payments; Stock Repurchases 71

Section 9.7	Merger, Consolidation, Sales of Assets and Other Arrangements 72

Section 9.8	Fiscal Year 72

Section 9.9	Modifications to Certain Agreements 73

Section 9.10	Transactions with Affiliates 73

Section 9.11	ERISA Exemptions 73

Section 9.12	Restriction on Prepayment of Indebtedness 73

Section 9.13	Modifications to Governing Documents 74

Section 9.14	Occupancy of Unencumbered Assets 74

ARTICLE X.	Default 74

Section 10.1	Events of Default 74

Section 10.2	Remedies Upon Event of Default 77

Section 10.3	Allocation of Proceeds 78

Section 10.4	[Reserved] 79

Section 10.5	Performance by Agent 79

Section 10.6	Rights Cumulative 79

ARTICLE XI.	The Agent 79

Section 11.1	Authorization and Action 79

Section 11.2	Agent's Reliance, Etc 80

Section 11.3	Notice of Defaults 81

Section 11.4	JPMorgan Chase Bank, N.A 81

Section 11.5	Approvals of Lenders 81

Section 11.6	Lender Credit Decision, Etc 82

Section 11.7	Indemnification of Agent 82

Section 11.8	Successor Agent 83

Section 11.9	Titled Agents 84

Section 11.10	Other Loans by Lenders to Obligors 84

ARTICLE XII.	Miscellaneous 84

Section 12.1	Notices 84

Section 12.2	Expenses 86

Section 12.3	Setoff 87

Section 12.4	Governing Law; Litigation; Jurisdiction; Other Matters; Waivers 87

Section 12.5	Successors and Assigns 88

Section 12.6	Amendments 90

Section 12.7	Nonliability of Agent and Lenders 91

Section 12.8	Confidentiality 91

Section 12.9	Indemnification 92

Section 12.10	Termination; Survival 94

Section 12.11	Severability of Provisions 95

Section 12.12	[Intentionally Omitted] 95

Section 12.13	Counterparts 95

Section 12.14	Obligations with Respect to Obligors and Subsidiaries 95

Section 12.15	Limitation of Liability 95

Section 12.16	Entire Agreement 96

Section 12.17	Construction 96

Section 12.18	Time of the Essence 96

Section 12.19	Patriot Act 96
SCHEDULES AND EXHIBITS
SCHEDULE I        Commitments
SCHEDULE 6.1(b)    Ownership Structure
SCHEDULE 6.1(f)    Properties
SCHEDULE 6.1(g)    Existing Indebtedness

SCHEDULE 6.1(i)    Litigation
SCHEDULE 6.1(k)    Financial Statements
SCHEDULE 6.1(p)    Environmental Matters
SCHEDULE 6.1(y)    List of Unencumbered Assets
SCHEDULE 6.1(ee)    Eminent Domain Proceedings
EXHIBIT A        Form of Assignment and Acceptance Agreement
EXHIBIT B        Form of Contribution Agreement
EXHIBIT C        Form of Guaranty
EXHIBIT D        Form of Joinder Agreement
EXHIBIT E        Form of Notice of Borrowing
EXHIBIT F        Notice of Continuation
EXHIBIT G        Notice of Conversion
EXHIBIT H        [Reserved]
EXHIBIT I        [Reserved]
EXHIBIT J        Form of Note
EXHIBIT K        Form of Compliance Certificate

v

THIS TERM LOAN AGREEMENT (this “Agreement”) dated as of February 3, 2012 by and among WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (“Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) (collectively, the “Lenders” and individually a “Lender”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”).
WHEREAS, the Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing office, industrial and retail properties;
WHEREAS, the Borrower has requested that certain of the Lenders provide a term loan facility to provide for Borrower's working capital and other lawful corporate purposes, and the Lenders have indicated their willingness to lend to the Borrower, on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:
ARTICLE I. DEFINITIONS

Section 1.1 Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Additional Costs” has the meaning given to that term in Section 4.1.
“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Term Loans otherwise satisfactory to the Agent and the Borrower.
“Adjusted EBITDA” means as of any date of determination the sum of (a) EBITDA of the Borrower for the immediately preceding calendar quarter less (b) the Capital Reserve for such period.
“Adjusted Total Asset Value” means as of any date of determination the sum of (a) Total Asset Value less (b) the value of assets (determined in a manner consistent with the definition of Total Asset Value) owned or leased by Excluded Subsidiaries or Unconsolidated Affiliates and included in Total Asset Value.
“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.
“Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means the date as of which this Agreement is dated.

“Alternate Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.
“Anti-Terrorism Laws” has the meaning given to that term in Section 6.1(hh).
“Applicable Credit Ratings” means the Borrower's corporate credit or issuer ratings (which may be a private rating) issued by S&P or Moody's.
“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means, for any day with respect to any Loans, the applicable rate per annum set forth below under the caption “Base Rate - Applicable Margin” or “LIBOR Rate - Applicable Margin”, as the case may be, based upon the Rating of the Borrower in the table below:

RATINGS LEVEL	MOODY'S/ S&P APPLICABLE CREDIT RATING	BASE RATE - APPLICABLE MARGIN	LIBOR RATE - APPLICABLE MARGIN
Level I Rating	Baa1/BBB+ or higher	0.30%	1.30%
Level II Rating	Baa2/BBB	0.60%	1.60%
Level III Rating	Baa3/BBB-	0.85%	1.85%
Level IV Rating	Below Baa3/BBB-	1.30%	2.30%

For purposes hereof (A) if the Borrower has only one Rating, such Rating shall determine pricing, (B) if the Borrower has two Ratings and the Ratings of the Rating Agencies do not match, then the higher of two Applicable Credit Ratings shall determine pricing; provided, however, that if the two Applicable Credit Ratings are two gradations apart, then the rating that is between the two differing Applicable Credit Ratings shall determine pricing and (C) if the Applicable Credit Ratings established or deemed to have been established by the Rating Agencies for such debt of the Borrower shall be changed (other than as a result of change in the rating system of any such Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to the terms of the Loan Documents. Each change in the Applicable Margin under this clause (i) shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such changes. If the rating system of a Rating Agency shall change, the Borrower and the Requisite Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system of such Rating Agency, and pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change.

The credit rating in effect on any date for the purposes hereof is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating and no S&P Rating, then the Applicable

Margin shall be determined by reference to (x) the Level III Rating if the Debt to Total Asset Value Ratio as of the end of the most recent fiscal quarter for which financial statements are available is greater than thirty-five percent (35%) and (y) the Level I Rating if the Debt to Total Asset Value Ratio as of the end of the most recent fiscal quarter for which financial statements are available is equal to or less than thirty-five percent (35%).

Any adjustment in the Applicable Margin shall be applicable to all existing Loans.

Any recalculation of interest required by this provision shall survive termination of this Agreement and this provision shall not in any way limit any of the Agent's and the Lenders' other rights and remedies under the Loan Documents.
“Approved Bond Transaction” means those real property projects and any other real property developments (a) in which the Borrower or any Guarantor acquires an interest as a lessee in real property subject to a bond transaction encumbering the property wherein the Borrower or such Guarantor is also the owner of the applicable bonds; (b) pursuant to which rental payments of the Borrower or applicable Guarantor as lessee ultimately run to the Borrower or such Guarantor in the form of payments on the applicable bonds and are in an amount that are equivalent (or nearly so) with the required payments under the bonds; and (c) which lease (i) has a remaining term of not less than twenty (20) years or provides a purchase option in favor of the Borrower or the applicable Guarantor for the underlying land that is exercisable by the Borrower or such Guarantor at the option of the Borrower or such Guarantor, as appropriate, prior to or simultaneously with the expiration of the lease and for a de minimus or nominal purchase price, (ii) under which any required rental payment or other payment due under such lease from the Borrower or the applicable Guarantor to the lessor have been assigned to secure the bonds held by the Borrower or the applicable Guarantor and no payment default has occurred and no other default has occurred which would permit the termination of the lease, (iii) where no party to such lease is the subject of a Bankruptcy Event, (iv) contains customary provisions either (A) protective of any lender to the lessee or (B) whereby the lessor expressly agrees upon request to subordinate the lessor's fee interest to the rights and remedies of such a lender, (v) where the Borrower's or the applicable Guarantor's interest in the real property or the lease is not subject to (A) any Lien other than Permitted Liens of the types described in clauses (a), (c) and (d) of the definition of Permitted Liens and the instruments securing the bonds held by the Borrower or the applicable Guarantor, and (vi) such lease and bond documents permits reasonable transferability thereof (including the right to sublease to occupancy tenants), in each case, documented and structured in a manner satisfactory to the Agent in its reasonable discretion.
“Assignee” has the meaning given to that term in Section 12.5(d).
“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.
“Bankruptcy Code” means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (b) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such Person shall admit in writing its inability to pay its debts generally as they become due.
“Base Rate Loan” means a Loan bearing interest at a rate based on the Alternate Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close and (b) with reference to a LIBOR Rate Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $1.00 per square foot per annum for all office Properties, $0.50 per square foot per annum for all industrial Properties and $0.15 per square foot per annum for all other Properties multiplied by (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in the determination of Capital Reserves. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower, Guarantors and their Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means 8.00%.
“Capitalized Lease Obligations” means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired which are issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and

Development, or a political subdivision of any such country, acting through a branch or agency, which bank at the time of the acquisition thereof has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company at the time of the acquisition thereof has a short‑term commercial paper rating of at least A-2 or the equivalent by S&P or at least P‑2 or the equivalent by Moody's; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at the time of the acquisition thereof at least A‑2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have at the time of the acquisition thereof net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Change of Control” means the occurrence of any of the following:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three percent (33%) of the total voting power of the then outstanding voting stock of the REIT Guarantor;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires, directly or indirectly, by contract or otherwise, the power to exercise control over the Equity Interests of the REIT Guarantor representing more than thirty-three percent (33%) of the total voting power represented by the issued and outstanding Equity Interests of the REIT Guarantor;

(c) during any period of 12 consecutive months, a majority of the Board of Trustees or Directors of the REIT Guarantor consists of individuals who were not either (i) trustees or directors of the REIT Guarantor as of the corresponding date of the previous year, (ii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become trustees or directors by the Board of Trustees or Directors of the REIT Guarantor of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above;

(d) the REIT Guarantor shall fail to be the sole general partner of the Borrower or shall fail to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least sixty-six and two-thirds percent (66-2/3%) of the voting Equity Interests of the Borrower; or

(e) Borrower or the REIT Guarantor fails to own, directly or indirectly, free of any liens, encumbrances or adverse claims, at least seventy-five percent (75%) of the Equity Interests of each Guarantor (other than the REIT Guarantor), control all major decisions of such Guarantor (including, without limitation, decisions to sell or encumber property) and otherwise possess the ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, of each such Guarantor; provided that the Borrower or the REIT Guarantor must directly or indirectly own, free of any liens, encumbrances or adverse claims, one hundred percent (100%) of each Guarantor that owns any Unencumbered Asset.

“Commitment” means, as to each Lender, (a) such Lender's obligation to make Loans pursuant to

Section 2.1 on the Effective Date in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I hereto as such Lender's “Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be increased pursuant to Section 2.14, or adjusted as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5 or (b) any New Term Loan Commitment of such Lender. The aggregate Commitments of the Lenders at the Effective Date is $375,000,000.
“Commitment Percentage” means, as to each Lender, (a) prior to the making of the Loan on the Effective Date, the ratio, expressed as a percentage, of (i) the amount of such Lender's Commitment to (ii) the aggregate amount of the Commitments of all Lenders hereunder and (b) after the making of the Loan on the Effective Date, the ratio expressed as a percentage, of (i) the unpaid principal amount of such Lender's Loan to (ii) the aggregate unpaid principal amount of all Loans.
“Compliance Certificate” has the meaning given to that term in Section 8.3.
“Construction Budget” means, in the aggregate, the fully budgeted total cost to develop the property under construction, including the acquisition cost of land as reasonably determined by Borrower in good faith.
“Construction-in-Process” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties that are under development or are scheduled to commence development within twelve (12) months of any date of determination.
“Contingent Liabilities” as to any Person, but without duplication of any amount included or includable in items (a) through (h), (j) and (k) of Indebtedness, as applied to any obligation, means and includes liabilities or obligations with respect to: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation; (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation; (c) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, or similar off balance sheet financing arrangement; (d) all obligations of such Person with respect to any take-out commitment or forward equity commitment; (e) purchase obligations net of asset value; and (f) all obligations under performance and/or completion guaranties (or other agreements the practical effect of which is to assure performance or completion of such obligations) as and to the extent such obligations are required to be included as liabilities on the balance sheet of such Person in accordance with GAAP.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Rate Loan from one Interest Period to another Interest Period pursuant to Section 2.8.
“Contribution Agreement” means the Contribution Agreement of even date herewith in substantially the form of Exhibit B to be executed by the Borrower and the Guarantors.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.
“Credit Event” means the making (or deemed making) of any Loan.
“Debt to Total Asset Value Ratio” means the ratio (expressed as a percentage) of (a) the sum of the Borrower's, the Guarantors' and their respective Subsidiaries' Indebtedness to (b) Total Asset Value.
“Default” means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; unless in the case of (i) or (ii) the bankruptcy court or such receiver, conservator, trustee, administrator, assignee or other Person or custodian confirms or affirms that such Lender will continue to comply with its funding obligations under this Agreement; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or parent company thereof by a Governmental Authority or agency thereof.
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
“Development Property” means a Property currently under development for use as an office or industrial building that has not become a Stabilized Property, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed, provided that such a Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least twelve (12) months shall cease to constitute a Development Property notwithstanding the fact that such Property has not become a Stabilized Property.
“Dividend Reinvestment Proceeds” means, as of any date of determination and for any given period, an amount equal to all dividends or other distributions paid by the REIT Guarantor during such period, directly or indirectly, on account of any shares of any equity interest of the REIT Guarantor which any holder(s) of such equity interest direct to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional equity interests in the REIT Guarantor or any of its Subsidiaries.
“Documentation Agents” mean Regions Bank, U.S. Bank National Association, TD Bank, N.A. and Union Bank, N.A.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP, exclusive of the following (but only to the extent included in the determination of such net income (loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; and (iv) non-cash impairment charges and extraordinary or non-recurring gains and losses (including, for the avoidance of doubt, all gains on retirement of any debt); plus (b) such Person's pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of all intangibles, without duplication, pursuant to ASC 805.
“Effective Date” means the date on which all of the conditions precedent set forth in Section 5.1 shall have been satisfied or waived in writing by the Requisite Lenders and the Loan is made.
“Eligible Assignee” means any Person who is: (i) currently a Lender or an Affiliate of a current Lender; (ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

“Eligible Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more from the Effective Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by institutional mortgagees making a commercial loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“Equity Percentage” means the aggregate ownership percentage of the Borrower, the other Obligors or their respective Subsidiaries in each Unconsolidated Affiliate.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder in effect from time to time.
“ERISA Group” means the Borrower, the other Obligors, any Subsidiary of the Borrower or any of the other Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, the other Obligors or any of their respective Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Subsidiary” means (x) any Subsidiary of the Borrower or the REIT Guarantor (a) holding title to assets which are or are to become collateral for any Secured Debt of such Subsidiary; (b) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Debt or (ii) a provision of such Subsidiary's organizational documents which provision was included in such Subsidiary's organizational documents as a condition to the extension of such Secured Debt; and (c) the liabilities for which none of the Guarantors (other than the REIT Guarantor), any of their respective Subsidiaries (other than another Excluded Subsidiary) or any other Obligor (other than the Borrower and REIT Guarantor) has any Contingent Liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions from non recourse liability or (y) any Subsidiary which is not a Wholly Owned Subsidiary and with respect to which the REIT Guarantor or the Borrower, as applicable, does not have sufficient voting power (and is unable, after good faith efforts to do so, to cause any necessary non-affiliated equity holders to agree) to cause such entity to become a “Guarantor” or, notwithstanding such voting power, the interests of such non-affiliated holders has material economic value in the reasonable judgment of the Borrower that would be impaired by such Subsidiary becoming a “Guarantor”
“Executive Order” has the meaning given to that term in Section 6.1(hh).
“Fair Market Value” means, with respect to (a) a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange by any widely recognized reporting method customarily relied upon by financial institutions, and (b) with respect to any other property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.6 and any other fees payable by the Borrower to the Agent or any Lender hereunder or under any other Loan Document.
“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA to (b) Fixed Charges for the period used to calculate EBITDA; provided that the net income of the Borrower relating to Approved Bond Transactions shall be excluded from Adjusted EBITDA and the payments made by the Borrower with respect to Capitalized Lease Obligations relating to Approved Bond Transactions shall be excluded from Fixed Charges in the calculation of the Fixed Charge Coverage Ratio.
“Fixed Charges” means, for any period, the sum of (a) Interest Expense of the Borrower, the Guarantor and their respective Subsidiaries determined on a consolidated basis for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Dividends paid during such period. Such Person's Equity Percentage in the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus (c) depreciation with respect to such Person's real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.
“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the Agreement Date.
“Governing Documents” of any Person means the declaration of trust, certificate or articles of incorporation, by-laws, partnership agreement or operating or members agreement, as the case may be, and any other organizational or governing documents, of such Person.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Cash Proceeds” means, with respect to any Equity Issuance by any Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance.
“Guarantors” means, individually and collectively, as the context shall require, the REIT Guarantor and all other Material Subsidiaries (other than Excluded Subsidiaries) and any other Person that is now or hereafter a party to the Guaranty as a “Guarantor”.
“Guaranties” (whether one or more) means the Guaranty substantially in the form of Exhibit C executed by the Guarantors as of the Agreement Date and delivered to the Agent in accordance with this Agreement.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “contaminant”, “hazardous substances”, “hazardous materials”, “hazardous wastes”, “pollutant”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (f) any other chemicals, materials or substances regulated pursuant to any Environmental Law.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than accounts payable incurred in the ordinary course of business which are not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person, but excluding those Capitalized Lease Obligations relating to Approved Bond Transactions; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock) at the option of such Person); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Contingent Liabilities of such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person's pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person's pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person's pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). All Loans shall constitute Indebtedness of the Borrower.
“Intellectual Property” has the meaning given to that term in Section 6.1(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Borrower, the Guarantors and their respective Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account plus recurring fees such as recurring issuer, trustee and credit enhancement fees in connection with tax-exempt financings, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower's, the Guarantors' and their respective Subsidiaries' Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.
“Interest Period” means with respect to any LIBOR Rate Loan, each period commencing on the date such LIBOR Rate Loan is made or the day following the last day of the next preceding Interest Period for such Loan and ending one (1) month, two (2) months, three (3) months or six (6) months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month

(or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing: (i) no Interest Period for a LIBOR Rate Loan shall end after the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).
“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Loan and not for speculative purposes.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person; (b) a loan, advance or extension of credit to, capital contribution to, guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person; (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person; (d) the purchase or other acquisition of Cash Equivalents or (e) the acquisition in the ordinary course of business of any interests in real property or any other investment. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Loan Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Joinder Agreement” means the joinder agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to Section 7.12 by any additional Guarantor, substantially in the form of Exhibit D.
“JPMCB” means JPMorgan Chase Bank, N.A., together with its successors and assigns.
“Lender” means each financial institution from time to time party hereto, together with its respective successors and permitted assigns.
“Lender Counterparty” means each counterparty to an Interest Rate Agreement that is a Lender, the Agent or any of their respective Affiliates (including any Person who is the Agent or a Lender (and any Affiliate thereof) as of the Agreement Date or the date on which such Person enters into such Interest Rate Agreement, but at any time subsequent to the Agreement Date or entering into such Interest Rate Agreement, as the case may be, ceases to be the Agent or a Lender, as the case may be).
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto (or, if not set forth thereon, as specified in its Administrative Questionnaire provided to the Agent) or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.
“LIBOR Base Rate” means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page of such page, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Base Rate” with respect to such LIBOR Rate Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
“LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period therefore, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBOR Base Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“LIBOR Rate Loans” means Loans bearing interest at a rate based on the LIBOR Base Rate or LIBOR Rate, as applicable.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title, encumbrance or preferential arrangement which has the same practical effect of constituting a security interest or encumbrance of any kind, whether voluntarily incurred or arising by operation of law, in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than a financing statement filed in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code as in effect in an applicable jurisdiction that is not in the nature of a security interest.
“Liquidity Event” means that REIT Guarantor has satisfied one of the following conditions: (1) the REIT Guarantor has extended the listing deadline for its Equity Interests under the Governing Documents of the REIT Guarantor to a date that is at least 90 days after (x) the Termination Date (in the case of the initial Termination Date) or (y) the proposed extended Termination Date (in the case of the exercise of the extension option set forth in Section 2.12), (2) the REIT Guarantor has obtained stockholder approval for its Equity Interests to not be listed on a national securities exchange and for the REIT Guarantor to continue to operate as an unlisted company for a period (A) beyond the Termination Date (in the case of the initial Termination Date) or (B) the proposed extended Termination Date (in the case of the exercise of the extension option set forth in Section 2.12), or (3) the REIT Guarantor has successfully listed its Equity Interests on a national securities exchange.
“Loan” or “Loans” means the loan made by the Lenders to the Borrower pursuant to Section 2.1, and any New Term Loan.
“Loan Document” means this Agreement, each Note, the Guaranty, the Contribution Agreement, each Joinder Agreement, and each other document or instrument now or hereafter executed and delivered by an Obligor in connection with, pursuant to or relating to this Agreement.
“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such

Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Termination Date. Stock in the REIT Guarantor shall not be deemed Mandatorily Redeemable Stock solely due to the Share Redemption Program, provided that (x) no Default or Event of Default exists or would arise from any redemption pursuant to the Share Redemption Program and (y) the aggregate amount of redemptions pursuant to the Share Redemption Program in any calendar year shall not exceed the amount permitted under the Share Redemption Program as of the Agreement Date.
“Market Square Property” means the complex of two office buildings known as Market Square located at 701 and 801 Pennsylvania Avenue, NW, in Washington, DC.
“Material Adverse Effect” means a material adverse change in or effect on (a) the business, assets, financial condition, liabilities (actual or contingent), or results of operations or prospects of the Borrower and its Subsidiaries or any other Obligor and its Subsidiaries each taken as a whole, (b) the ability of an Obligor to perform its obligations under the Loan Documents to which it is a party, (c) the validity or enforceability of such Loan Documents, or (d) the rights and remedies of the Lenders and the Agent under the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means any Subsidiary of the Borrower or the REIT Guarantor which either (a) has assets which constitute more than five percent (5%) of Adjusted Total Asset Value at the end of the most recent calendar quarter of the Borrower, or (b) owns (or is the lessee under an Eligible Ground Lease of) an Unencumbered Asset included in determining the Unencumbered Assets Value.
“Minimum Unencumbered Asset Certificate” has the meaning set forth in Section 8.5(c).
“Minimum Unencumbered Asset Requirements” has the meaning set forth in Section 8.5(c).
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Mortgage Receivable” means mortgage and notes receivable and other promissory notes, including interest payments thereunder, of the Borrower or any Subsidiary in a Person (other than the REIT Guarantor or its Subsidiaries).
“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Governing Document), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a

Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Dividends” means, for any given period of time for the REIT Guarantor, an amount equal to (a) one hundred percent (100.0%) of all dividends or other distributions, direct or indirect, on account of any shares of any Equity Interest of the REIT Guarantor (except dividends or distributions payable solely in shares of that class of equity interest to the holders of that class) during such period, less (b) any amount of such dividends or distributions constituting Dividend Reinvestment Proceeds.
“Net Operating Income” or “NOI” means, for any Property and for a given period, an amount equal to the sum of (a)  the gross revenues for such Property for such fiscal period received in the ordinary course of business (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all operating expenses incurred with respect to such Property for such fiscal period (including an appropriate accrual for property taxes, insurance and other expenses not paid quarterly); provided there shall be deducted from such amount the following (to the extent not duplicative of deductions already taken in the calculation of Net Operating Income), on a pro rata basis for such period, management expenses computed at an annual rate equal to the greater of (i) two percent (2.0%) of the annualized gross revenue of such Property or (ii) the annualized amount of management fees actually incurred with respect to such Property. The Borrower may perform the preceding calculation on an aggregate basis for all such Properties wherever the context would appropriately permit or warrant the use of an aggregate calculation. For purposes of calculating the NOI of any Property, if such Property is owned, in whole or in part, by one or more Non-Wholly Owned Subsidiaries, there shall be deducted from such calculation all NOI not allocated to Borrower's or REIT Guarantor's interest in such Non-Wholly Owned Subsidiaries pursuant to any agreement or instrument governing the same.
“New Term Loan Commitments” has the meaning set forth in Section 2.14.
“New Term Loan Lender” has the meaning set forth in Section 2.14.
“New Term Loans” has the meaning set forth in Section 2.14.
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then such Indebtedness shall not constitute “Nonrecourse Indebtedness” only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.
“Non-Wholly Owned Subsidiary” means any Subsidiary which is not a Wholly Owned Subsidiary.
“Note” has the meaning given to that term in Section 2.10.
“Notice of Borrowing” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.1(b) evidencing the Borrower's request for a borrowing of the Loan.
“Notice of Continuation” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.8 evidencing the Borrower's request for the Continuation of a LIBOR Rate Loan.
“Notice of Conversion” means a notice in the form of Exhibit G to be delivered to the Agent pursuant to Section 2.9 evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Obligors owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.
“Obligors” means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Obligations, including the Borrower and the Guarantors.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not affiliated with the Borrower and paying rent (or subject to free rent for periods of ninety (90) days or less) at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for thirty (30) or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within ninety (90) days of such date.
“Off-Balance Sheet Obligations” means liabilities and obligations of the REIT Guarantor, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the REIT Guarantor would be required to disclose in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section of the REIT Guarantor's report on Form 10‑Q or Form 10‑K (or their equivalents) which the REIT Guarantor is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management's Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
“Participant” has the meaning given to that term in Section 12.5(c).
“Patriot Act” has the meaning given to that term set forth in Section 12.19.
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Liens” means, as to any Person, (a) liens securing taxes, assessments and other charges or levies imposed by any governmental authority (excluding any lien imposed pursuant to any of the provisions of ERISA or pursuant to any environmental laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under the applicable provisions of this Agreement; (b) liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar applicable laws; (c) liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) liens in favor of the Agent for the benefit of the Lenders; (f) liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor; and (g) liens securing judgments that do not otherwise give rise to a Default or an Event of Default.
“Person” means an individual, corporation, partnership, limited liability company, joint stock company, association, trust or unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the sum of (a) two percent (2.0%) per annum plus (b) the sum of (i) the Alternate Base Rate plus (ii) Applicable Margin (utilizing the applicable “Base Rate - Applicable Margin” as identified in the definition of “Applicable Margin”) as in effect from time to time.
“Potential Unencumbered Asset” has the meaning set forth in Section 8.5(a).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the REIT Guarantor or any of its Subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the REIT Guarantor or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Prime Rate” means the rate of interest per annum announced publicly by the Lender acting as the Agent as its prime rate from time to time in its Principal Office. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal Office” means the office of the Agent located at 270 Park Avenue, New York, New York, or such other office of the Agent as the Agent may designate from time to time.
“Prohibited Person” has the meaning given to that term in Section 6.1(hh).
“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a ground lease by the Borrower, any other Obligor, or any of their respective Subsidiaries or any Unconsolidated Affiliate of the Borrower, any other Obligor, or any of their respective Subsidiaries and which is located in a State of the United States of America or the District of Columbia.
“Rating” means, at any time, the Borrower's corporate credit or issuer rating issued by Moody's or S&P, then in effect (which may be a private rating).
“Rating Agencies” means, collectively, Moody's and S&P.
“Register” has the meaning given to that term in Section 12.5(e).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation, implementation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) and (b) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, promulgated, implemented or issued.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“REIT Guarantor” means Wells Real Estate Investment Trust II, Inc., a Maryland corporation.
“Requisite Lenders” means, as (i) prior to the making of the Loan on the Effective Date, Lenders whose aggregate Commitment Percentage exceeds fifty percent (50%) (excluding Defaulting Lenders who, accordingly, are not entitled to vote in accordance with Section 3.11), or (ii) after the making of the Loan on the Effective Date, Lenders holding greater than fifty percent (50%) of the aggregate outstanding principal amount of the Loans (excluding Defaulting Lenders who, accordingly, are not entitled to vote in accordance with Section 3.11).
“Responsible Officer” means (a) with respect to REIT Guarantor (acting as a signatory for Borrower), REIT Guarantor's President, chief executive officer, chief financial officer, chief accounting officer or any other financial officer who is a vice president or more senior officer, (b) with respect to any other Obligor, such Obligor's chief executive officer, chief financial officer, or any other financial officer who is a vice president or more senior officer, and (c) with respect to any Lender, any officer, partner, managing member or similar person apparently authorized to execute documents on behalf of such Lender. A Responsible Officer shall also include any other person or officer specifically authorized and designated as such by the applicable Person.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower, the REIT Guarantor, any other Obligor or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any payment on account of any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower, the REIT Guarantor, any other Obligor or any of their respective Subsidiaries now or hereafter outstanding, except a conversion or exchange for other Equity Interests of identical class to the holders of that class; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower, the REIT Guarantor, any other Obligor or any of their respective Subsidiaries now or hereafter outstanding.
“Revolving Credit Agreement” means the Credit Agreement dated as of March 7, 2011, by and among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for those lenders, as amended.
“Secured Debt” means with respect to the Borrower and the other Obligors or any of their respective Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a consolidated basis outstanding at such date and that is secured in any manner by any Lien (other than Indebtedness secured in any manner by any Lien on any partnership, membership or other equity interests unless such Indebtedness is also secured by a Lien on Property), and in the case of the Obligors, shall include (without duplication), such Obligor's Equity Percentage of the Secured Debt of its Unconsolidated Affiliates.
“Secured Debt to Total Asset Value Ratio” means the ratio (expressed as a percentage) of Secured Debt to Total Asset Value.
“Secured Recourse Debt to Total Asset Value Ratio” means the ratio (expressed as a percentage) of Secured Debt (excluding Nonrecourse Indebtedness) to Total Asset Value.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Shareholder Equity” means an amount equal to shareholders' equity or net worth of the REIT Guarantor and its Subsidiaries (including, without limitation, the Excluded Subsidiaries) on a consolidated basis, as determined in accordance with GAAP.
“Share Redemption Program” means the share redemption program of the REIT Guarantor filed as Exhibit 4.5 to the REIT Guarantor's Annual Report on Form 10-K for the year ended December 31, 2009, as such share redemption program is amended from time to time (with Agent's prior written consent to the extent required under Section 9.9(b)).
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person's ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets are each in excess of the fair valuation of its total liabilities (including all Contingent Liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such

Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. and its successors.
“Stabilized Property” means a completed Property that has achieved an Occupancy Rate of at least eighty percent (80%) for a period of not less than one (1) full calendar quarter.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject, with respect to the LIBOR Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Any portion of the Loan consisting of a LIBOR Rate Loan shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Syndication Agent” means PNC Bank, National Association.
“Tangible Net Worth” means, as of a given date, (a) the Shareholder Equity of the REIT Guarantor and its Subsidiaries determined on a consolidated basis plus (b) accumulated depreciation and amortization expense minus (c) the following (to the extent reflected in determining Shareholder Equity of the REIT Guarantor and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write‑up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP (except for allocations of property purchase prices pursuant to ASC 805), all determined on a consolidated basis.
“Taxes” has the meaning given to that term in Section 3.12.
“Termination Date” means February 3, 2016; provided that (a) the Termination Date shall be September 30, 2015 if a Liquidity Event has not occurred by such date and (b) the Termination Date may be extended as provided in Section 2.12.
“Titled Agent” means any entity given the title of “Lead Arranger and Bookrunner”, “Syndication Agent”, or “Documentation Agent” with respect to this Agreement, together with their respective successors and permitted assigns.
“Total Asset Value” means as of any date of determination the sum (without duplication) of all of the following of the Borrower, the Guarantors and their Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b) with respect to each Property (other than Development Properties and the Market Square Property) owned for two (2) consecutive fiscal quarters by the Borrower, a Guarantor or any of their respective Subsidiaries, the quotient of (i) Net Operating Income less Capital Reserves attributable to such Property (without regard to its occupancy) for the prior fiscal quarter of the Borrower most recently ended times four (4), divided by (ii) the applicable Capitalization Rate, plus (c) the GAAP book value of (1) Properties acquired during the most recent two (2) fiscal quarters of the Borrower and (2) the Market Square Property, plus (d) the GAAP book value for Construction-In-Process for Development Properties, plus (e) the GAAP book value of Unimproved Land. The Borrower's pro rata share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets. For purposes of determining Total Asset Value, Net Operating Income from Properties acquired or disposed of by the Borrower, any Subsidiary of the Borrower or any Unconsolidated Affiliate during the immediately preceding two (2) fiscal quarters of the Borrower shall be excluded from clause (b) above.
“Total Indebtedness” means all Indebtedness of the Borrower, the REIT Guarantor and all of their respective Subsidiaries determined on a consolidated basis and in the case of the Borrower, shall include (without duplication), the Borrower's pro rata share of the Indebtedness of its Unconsolidated Affiliates.
“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Rate Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, in respect of any Person, any other Person (a) in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person.
“Unencumbered Adjusted NOI” means, for any period, (a) NOI from all Unencumbered Assets (without regard to the occupancy of an individual Unencumbered Asset, but subject to the terms of Section 9.14) for the immediately preceding calendar quarter less (b) Capital Reserves attributable to such Unencumbered Assets for such period.
“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is fully developed and operational principally as an industrial or office property unless such property is a Development Property; (b) the Property is owned, or leased under an Eligible Ground Lease or Approved Bond Transaction, entirely by the Borrower and/or a wholly-owned Guarantor; (c) neither such Property, nor any interest of the Borrower or any Guarantor therein, is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Guarantor (i) none of the Borrower's or any other Guarantor's direct or indirect ownership interest in such Guarantor is subject to any Lien (other than those described in clauses (a), (c) and (d) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) the Borrower directly or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Guarantor, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property constitutes a Development Property and construction of above-ground improvements has commenced, such construction has not been terminated, suspended, or otherwise interrupted for more than one hundred twenty (120) consecutive days (unless such delay is a result of force majeure); (g) such Property is located entirely in a state within the contiguous 48 states of the continental United States, Hawaii or the District of Columbia; (h) such Property has been designated as an “Unencumbered Asset” on Schedule 6.1(y) or in an Unencumbered Asset Certificate and in either event has not been removed as an Unencumbered Asset pursuant to Section 8.5(b) and (i) with respect to which Property (x) the Agent shall have received an officer's certificate from the Borrower certifying that the Property satisfies all the requirements for an Unencumbered Asset set forth in this definition, (y) at the time such Property is accepted as an Unencumbered Asset under this Agreement, the aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent (not more than sixty (60) days past due) and which are not otherwise in default under their respective leases was at least eighty percent (80%) of the aggregate rentable area within such Property and (z) the Weighted Average Duration of all leases for such Property in effect as of the Effective Date (or such later date on which such Property is to become an Unencumbered Asset) shall be at least three (3) years. For purposes of this definition, the “Weighted Average Duration” of any Property shall be calculated as follows: on any date of determination with respect to such Property, the number obtained by (i) summing the products obtained by multiplying (a) the remaining duration at such time of each lease with respect to such Property by (b) the rentable square footage of the Property subject to such lease and (ii) dividing such sum by the aggregate rentable square footage of such Property subject to leases in effect as of such date. Weighted Average Duration shall be calculated, with respect to any Property, without regard to any unexercised extension options contained in any lease for such Property.
“Unencumbered Asset Certificate” has the meaning given to that term in Section 8.3.
“Unencumbered Asset Coverage Ratio” means the ratio of (a) the Unencumbered Asset Value as of the date of determination to (b) the Unsecured Debt of the Obligors and their Subsidiaries as of such date of determination.
“Unencumbered Asset Value” means as of any date of determination the sum (without duplication) of (a) the Unencumbered Adjusted NOI from Properties included in Unencumbered Assets (excluding NOI attributable to (x) Development Properties included within Unencumbered Assets and (y) Properties included in the calculation of book value of Unencumbered Assets in clause (b) of this definition) for the prior fiscal quarter most recently ended times four (4) divided by the applicable Capitalization Rate, plus (b) the GAAP book value of all Unencumbered Assets acquired during the two (2) fiscal quarters of the Borrower most recently ended and the Market Square Property (if an Unencumbered Asset), plus (c) the GAAP book value of Construction-In-Process for Development Properties included within Unencumbered Assets, until the earlier of (i) the date such Property is no longer a Development Property, or (ii) the second calendar quarter after such Property becomes a Stabilized Property. To the extent that the aggregate Unencumbered Asset Value attributable to (A) Properties subject to an Eligible Ground Lease (other than Properties subject to an Approved Bond Transaction) exceeds ten percent (10%) of the Unencumbered Asset Value or (B) Development Properties exceeds ten percent (10%) of the Unencumbered Asset Value, such excess shall be excluded.
“Unencumbered Interest Coverage Ratio” means the ratio of (a) the Unencumbered Adjusted NOI to (b) the Unsecured Interest Expense for the immediately preceding calendar quarter.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other

Person under Title IV of ERISA.
“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred and on which no development is scheduled to occur within the following twelve (12) months.
“Unsecured Debt” means (a) Indebtedness of the Obligors and their Subsidiaries on a consolidated basis outstanding at any time which is (a) not Secured Debt or (b) secured in any manner by any Lien on any partnership, membership or other equity interests unless also secured by a Lien on Property.
“Unsecured Interest Expense” means, for a given period, all Interest Expense of the Obligors and their Subsidiaries on a consolidated basis attributable to Unsecured Debt of the Obligors and their Subsidiaries for such period.
“Wholly Owned Subsidiary” means any Subsidiary of the Borrower or the REIT Guarantor in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are at the time directly or indirectly owned by the Borrower or the REIT Guarantor.
Section 1.2 General; References to Times.

References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to NEW YORK, NEW YORK time.
Section 1.3 Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II. CREDIT FACILITY

Section 2.1 Term Loans.

(a)Generally. Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make a Loan to the Borrower in a principal amount equal to the amount of such Lender's Commitment. Once repaid, the principal amount of a Loan may not be reborrowed.

(b)Requesting Loans. The Borrower shall give the Agent notice pursuant to the Notice of Borrowing of the borrowing of the Loans no later than 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing, and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date for such borrowing. Such Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

(c)Disbursements of Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower, in immediately available funds, no later than 3:00 p.m. on the date and in the account specified by the Borrower in such Notice of Borrowing.

Section 2.2 [Reserved].

Section 2.3 [Reserved].

Section 2.4 Rates and Payment of Interest on Loans.

(a)Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)during such periods as such Loan is a Base Rate Loan, at the Alternate Base Rate (as in effect from time to time) plus the Applicable Margin (utilizing the applicable “Base Rate - Applicable Margin” as identified in the definition of “Applicable Margin”); and

(ii)during such periods as such Loan is a LIBOR Rate Loan, at the LIBOR Rate for the Interest Period in effect for such Loan plus the Applicable Margin (using the applicable “LIBOR Rate - Applicable Margin” as identified in the definition of “Applicable Margin”).

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)Payment of Interest. Accrued interest on Base Rate Loans shall be payable in arrears on the first day of each calendar month. Accrued interest on LIBOR Rate Loans shall be payable in arrears on the last day of each Interest Period and, in the case of a LIBOR Rate Loan with an Interest Period longer than three (3) months, on each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period. Accrued Interest on all Loans shall also be payable in arrears upon termination of the Commitments. In addition, upon any Conversion of any LIBOR Rate

Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such Conversion. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.5 Number of Interest Periods.

There may be no more than five (5) different Interest Periods for LIBOR Rate Loans that are outstanding at the same time.
Section 2.6 Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans, together with all other amounts then outstanding under this Agreement, on the Termination Date.
Section 2.7 Optional Prepayments.

Subject to Section 3.5 and Section 4.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Rate Loan, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Loan, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Loan, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Loan shall be in accordance with Section 3.5. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.4, and shall be applied in accordance with Section 3.2.
Section 2.8 Continuation.

So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, with respect to any LIBOR Rate Loan, elect to maintain such LIBOR Rate Loan or any portion thereof as a LIBOR Rate Loan by selecting a new Interest Period for such LIBOR Rate Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower's giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third (3rd) Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Rate Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any such LIBOR Rate Loan in accordance with this Section, or shall fail to give a timely Notice of Continuation with respect to a Base Rate Loan, or if a Default or Event of Default shall have occurred and be continuing, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into (or, with respect to a Base Rate Loan, continue as) a Base Rate Loan notwithstanding the first sentence of Section 2.9 or the Borrower's failure to comply with any of the terms of such Section.
Section 2.9 Conversion.

So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Rate Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loan and, upon Conversion of a Base Rate Loan into a LIBOR Rate Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third (3rd) Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each applicable Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Rate Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.10 Notes.

(a)Note. The Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit J (each a “Note”), payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed, unless a Lender requests to not receive a Note.

(b)Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error.

(c)Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11 [Reserved].

Section 2.12 Extension of Termination Date. The Borrower shall have one option to extend the Termination Date for one year to February 3, 2017 upon satisfaction of the following conditions: (i) the

Borrower has given the Administrative Agent written notice of its desire to exercise the extension option at least 30 days, but no more than 180 days, before the initial Termination Date, (ii) no Default under Section 10.1(a) or Section 10.1(b) and no Event of Default has occurred and is continuing on the date of the Borrower's extension notice, (iii) no Default or Event of Default has occurred and is continuing on the date such extension becomes effective as set forth below, (iv) the Borrower pays an extension fee equal to 0.15% of the outstanding principal amount of the Loans, and (v) a Liquidity Event has occurred. Such extension shall be effective as of the date of delivery of Borrower's notice of extension described in clause (i) above and the payment of the extension fee described in clause (iv) above; provided that, upon the delivery of Borrower's notice of extension or payment of the extension fee, whichever is the later to occur, the Borrower shall be deemed to have represented that the conditions in preceding clauses (ii) and (iii) have been satisfied.

Section 2.13 [Reserved].

Section 2.14 Incremental Term Loans.

The Borrower may by written notice to the Agent, up to two (2) times during the term of this Agreement, elect to establish one or more new term loan commitments (the “New Term Loan Commitments”), in an aggregate amount equal to $75,000,000. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the New Term Loan Commitments shall be effective, which shall be a date not less than 5 Business Days after the date on which such notice is delivered to the Agent, (B) the amount of such New Term Loan Commitments, which must be at least $25,000,000, and (C) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender”) to whom such New Term Loan Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that, both before and after giving effect to such New Term Loan Commitments (1) no Default or Event of Default shall exist on such Increase Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any New Term Loans, each of the conditions set forth in Section 5.2 shall be satisfied; (3) the Borrower shall be in pro forma compliance with the covenants set forth in Section 9.1 as of the last day of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered after giving effect to such New Term Loan Commitments; (4) the New Term Loan Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Term Loan Lender and the Agent, and each of which shall be recorded in the Register; and (5) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Agent in connection with any such transaction.
On any Increased Amount Date on which any New Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.
The Agent shall notify Lenders promptly upon receipt of the Borrower's notice of each Increased Amount Date and in respect thereof the New Term Loan Commitments and the New Term Loan Lenders.
The terms and provisions of the New Term Loans and New Term Loan Commitments shall be identical to the existing Term Loans. In any event, the upfront fees applicable to the New Term Loans shall be determined by the Borrower and the applicable New Term Loan Lenders and shall be set forth in each applicable Additional Credit Extension Amendment. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent to effect the provision of this Section 2.14.
Section 2.15 Advances by Agent.

Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Loan available to the Agent on the date of the requested borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Loan to be provided by such Lender and such Lender shall be liable to Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate. Subject to the terms of this Agreement (including, without limitation, Section 12.15), the Borrower does not waive any claim that it may have against a Defaulting Lender.
ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1 Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 12:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Sections 3.2 and 3.3., the Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of Borrower with the Agent, other than accounts as to which the Agent has expressly waived offset rights in writing. The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than one (1) Business Day after receipt. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
Section 3.2 Pro Rata Treatment.

(a)    Except to the extent otherwise provided herein: (i) each borrowing from the Lenders under Section 2.1(a) shall be made from the Lenders, pro rata according to the amounts of their respective

Commitments; (ii) each payment or prepayment of principal of Loans by the Borrower and each payment of the Fees under Section 2.12 shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that, with respect to any optional prepayment pursuant to Section 2.7, such prepayments shall be applied to the Base Rate Loans and/or groups of LIBOR Rate Loans with the same Interest Period at the direction of the Borrower in its reasonable discretion; (iii) each payment of interest on Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amount of interest on such Loans then due and payable to the respective Lenders; and (iv) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.6) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.
(b)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.1, Section 2.15 or Section 11.7, then the Agent shall (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Agent in reasonable discretion.
Section 3.3 Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrower or any other Obligor through the exercise of any right of set‑off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to some or all of the Lenders pro rata in accordance with Section 3.2 or Section 10.3, as applicable, such Lender shall promptly purchase from the other applicable Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the applicable Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.3. To such end, all the applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set‑off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4 Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5 Minimum Amounts.

(a)Borrowings and Conversions. Each Base Rate Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess thereof. Each LIBOR Rate Loan and each Conversion of LIBOR Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(b)Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the aggregate principal amount of Loans then outstanding).

Section 3.6 Fees.

The Borrower agrees to pay the reasonable administrative and other fees of the Agent and the Joint Lead Arrangers as may be agreed to in writing from time to time.
Section 3.7 Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or a year of 365 or 366 days, as applicable, in the case of Base Rate Loans when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate) and the actual number of days elapsed.
Section 3.8 Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.
Section 3.9 Agreement Regarding Interest and Charges.

The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, up‑front fees, commitment fees, facility fees, unused fee, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. The Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by the Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of the Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10 Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the Commitment and outstanding principal amount of Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.6), provided that any waiver, amendment or modification that increases the Commitment of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or interest thereon owing to a Defaulting Lender, reduces the Applicable Margin on the underlying interest rate options owing to a Defaulting Lender or extends the Termination Date (except as provided in Section 2.12) shall require the consent of such Defaulting Lender.
Section 3.12 Taxes.

(a)Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, and (ii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits (such non‑excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii)pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b)Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)Tax Forms. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or participant indicating whether payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax or (ii) not subject to United States Federal withholding tax under the Internal Revenue Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise wholly exempt; provided that nothing herein (including, without limitation, the failure or inability to provide any of such certificates, documents or other evidence) shall relieve the Borrower of its obligations under this Section 3.12. In addition, any such Lender or participant shall deliver to the Borrower and the Agent (but only so long as such Lender or participant is or remains lawfully able to do so) further copies of any such certificate, document or other evidence on or before the date that any such certificate, document or other evidence expires or becomes obsolete.

Section 3.13 Interest Rate Protection Arrangements. Any Interest Rate Agreement entered into by a Lender Counterparty with respect to the Loans under this Agreement (an “Eligible Lender Swap Agreement”) shall rank pari passu with the Obligations. To the extent that any Liens are granted by the Borrower and/or its Subsidiaries in favor of the Agent to secure the Obligations, then the obligations owing to each Lender Counterparty under an Eligible Lender Swap Agreement shall also be secured by such Liens on an equal and ratable basis with the Obligations.

ARTICLE IX. YIELD PROTECTION, ETC.

Section 4.1 Additional Costs; Capital Adequacy.

(a)Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Rate Loans or its obligation to make any LIBOR Rate Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.12(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of the LIBOR Base Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

(b)Lender's Suspension of LIBOR Rate Loans. Without limiting the effect of the provisions of Section 4.1(a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).

(c)Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder; provided, however, that notwithstanding the foregoing provisions of this Section, the Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than twelve (12) months prior to the date that the Agent or such Lender, as applicable, first notifies the Borrower in writing thereof. The Agent and or such Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2 Suspension of LIBOR Rate Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate or LIBOR Rate for any Interest Period:
(a)the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

(b)the Agent reasonably determines (which determination shall be conclusive) that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Rate Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Rate Loans, Continue LIBOR Rate Loans or Convert Loans into LIBOR Rate Loans (in which case the provisions of Section 4.6 shall be applicable) and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Rate Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.
Section 4.3 Illegality.

Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Rate Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Rate Loans (in which case the provisions of Section 4.6 shall be applicable).
Section 4.4 Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Rate Loan, or Conversion of a LIBOR Rate Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Rate Loan or Continue a LIBOR Rate Loan on the requested date of such Conversion or Continuation.
Upon the Borrower's request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Each Lender may use any reasonable averaging and attribution methods generally applied by such Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 4.5 Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.12 or 4.1, and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Rate Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.1(b) or 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender becomes a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower, within thirty (30) days of such request for compensation or suspension, as applicable, may either (i) demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or (ii) except in the case of a Defaulting Lender, pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12, 4.1 or 4.4.

Section 4.6 Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Rate Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.1(b), 4.2 or 4.3, then such Lender's LIBOR Rate Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Rate Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:
(a)to the extent that such Lender's LIBOR Rate Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Rate Loans shall be applied instead to its Base Rate Loans; and

(b)all Loans that would otherwise be made or Continued by such Lender as LIBOR Rate Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Rate Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Rate Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Rate Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Rate Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 4.7 Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.1 or 4.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8 Assumptions Concerning Funding of LIBOR Rate Loans.

Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Rate Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Rate Loans in an amount equal to the amount of the LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
ARTICLE V. CONDITIONS PRECENDENT

Section 5.1 Initial Conditions Precedent.

The obligation of the Lenders to fund their respective portions of the Loan is subject to the following conditions precedent:
(a)The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i)Counterparts of this Agreement executed by each of the parties hereto;

(ii)Notes executed by the Borrower payable to each Lender and complying with the applicable provisions of Section 2.10 (which Notes shall be promptly forwarded by the Agent to the applicable Lender);

(iii)The Guaranty executed by each Guarantor existing as of the Effective Date;

(iv)A favorable opinion of counsel to the Obligors, addressed to the Agent and the Lenders, addressing such matters as Agent may reasonably require;

(v)The Governing Documents of the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons certified as of a recent date by the Secretary of State of the State of formation of the applicable Person;

(vi)A good standing certificate with respect to the Borrower, each Guarantor and each general partner, managing member (or Person performing similar functions) of such Persons issued as of a recent date by the appropriate Secretary of State (and any state department of taxation, as applicable) and certificates of qualification to transact business or other comparable certificates issued by the Secretary of State (and any state department of taxation, as applicable), of each state in which such Person is organized, in which the Unencumbered Assets owned (or leased pursuant to an Eligible Ground Lease) by such Person are located, and wherever such Person is required to be so qualified and where the failure to be so qualified would have, in each instance, a Material Adverse Effect;

(vii)A certificate of incumbency signed by the general partner, secretary (or Person performing similar functions) of the Borrower, each Guarantor and their respective general partners, managing members (or Person performing similar functions) as to each of the partners, officers or other Persons authorized to execute and deliver the Loan Documents to which any of them is a party and the officers or other representatives of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

(viii)Copies, certified by the general partner, secretary or other authorized Person of each of the Borrower, the Guarantors and their respective general partners, managing members (or Persons performing similar functions) of such Persons of all partnership, limited liability company, corporate (or comparable) action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which such Persons are a party;

(ix)The Fees then due and payable under Section 3.6, and any other Fees and invoiced expenses payable to the Agent and the Lenders on or prior to the Effective Date;

(x)A pro forma Compliance Certificate calculated as of September 30, 2011, after giving effect to the Loan;

(xi)A certificate signed by a Responsible Officer of the Borrower certifying that each Property to be treated as an Unencumbered Asset on the Effective Date satisfies all of the requirements for an Unencumbered Asset set forth in the definition thereof; and

(xii)Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request.

(b)In the good faith judgment of the Agent and the Lenders:

(i)There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower, the other Obligors, and their respective Subsidiaries delivered to the Agent and the Lenders prior to the Effective Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill the respective obligations under the Loan Documents to which it is a party;

(iii)The Borrower, the other Obligors and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Obligor is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Obligor to fulfill their respective obligations under the Loan Documents to which it is a party; and

(iv)There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2 Additional Conditions Precedent.

The obligations of the Lenders to make the Loans are all subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Obligor in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (and without regard to any qualifications limiting such representations to knowledge or belief) on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (c) the Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent, prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made that all applicable conditions to the making of such Loan contained in Article V have been satisfied.
Section 5.3 Conditions as Covenants.

If the Lenders make any Loans, prior to the satisfaction of all applicable conditions precedent set forth in Sections 5.1 and 5.2, the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the date of the making of such Loans. Unless set forth in writing to the contrary, the making of its Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for the Loans set forth in Sections 5.1 and 5.2 or such Lender has waived such conditions.
ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Agent and each Lender as follows:
(a)Organization; Power; Qualification. Each of the Borrower, the other Obligors and their respective Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1(b) is a complete and correct list or diagram of all Subsidiaries of the Borrower and the other Obligors setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Obligor which holds any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary. Except as disclosed in such Schedule, as of the Agreement Date (i) each Obligor and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens) and Negative Pledges (except as permitted by Section 9.5), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and (iii) other than options with respect to the stock of the REIT Guarantor granted to outside directors of the REIT Guarantor in the ordinary course of business, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 6.1(b) correctly sets forth or diagrams all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and each other Obligor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Obligor is a party have been duly executed and delivered by the duly authorized officers or other representatives of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Obligor is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Obligor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or any other Obligor, or any indenture, agreement or other instrument to which the Borrower or any other Obligor is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Obligor.

(e)Compliance with Law; Governmental Approvals, Agreements. The Borrower, each other Obligor, and each of their respective Subsidiaries is in compliance with its Governing Documents, each agreement, judgment, decree or order to which any of them is a party or by which any of them or their properties may be bound, each Governmental Approval applicable to it and in compliance with all other Applicable Law (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect.

(f)Title to Properties; Liens; Title Insurance. As of the Agreement Date, Part I of Schedule 6.1(f) sets forth all of the real property owned or leased by the Borrower, each other Obligor and each of their respective Subsidiaries. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets, except with respect to the each Subsidiary of the Borrower and each Subsidiary of an Obligor whose failure to have such good, marketable and legal title to, or such valid leasehold interest in, its respective assets, has not had or could not reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. Each of the Borrower, the other Obligors and their respective

Subsidiaries have title to their properties sufficient for the conduct of their business. As of the Agreement Date, there are no Liens or Negative Pledges against any Unencumbered Assets except for Permitted Liens. The Borrower or another Obligor is, with respect to all Unencumbered Assets and other real property reasonably necessary for the operation of its business, the named insured under a policy of title insurance issued by a title insurer operating in the jurisdiction where such real property is located. As to each such policy of title insurance (i) the coverage amount equals or exceeds the acquisition cost of the related real property and any improvements added thereto by such Person (ii) no claims are pending that, if adversely determined, have had or could reasonably be expected to have a Material Adverse Effect; and (iii) no title insurer has given notice to the insured Person that such policy of title insurance is no longer in effect. Neither the Borrower, any other Obligor nor any of their respective Subsidiaries has knowledge of any defect in title of any Property that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(g)Existing Indebtedness. Schedule 6.1(g) is, as of January __, 2012, a complete and correct listing of all Indebtedness of the Borrower, the other Obligors and their respective Subsidiaries, including without limitation, Contingent Liabilities (to the extent included in the definition of Indebtedness) of the Borrower and the other Obligors and their respective Subsidiaries, and indicating whether such Indebtedness is Secured Debt or Unsecured Debt. During the period from such date to the Agreement Date, neither the Borrower, any other Obligor nor any of their respective Subsidiaries incurred any material Indebtedness except as set forth in such Schedule. As of the Agreement Date, the Borrower, the other Obligors, and their respective Subsidiaries have performed and are in compliance with all of the material terms of all Indebtedness of such Persons and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

(h)Material Contracts. Each of the Borrower, the other Obligors and their respective Subsidiaries that is a party to any Material Contract is in compliance with all of the material terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective property in any court, or before any tribunal, administrative agency, board, arbitrator or mediator of any kind or before or by any other Governmental Authority which has had or could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of any of the Loan Documents. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect. There are no judgments outstanding against or affecting the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties individually or in the aggregate involving amounts in excess of $10,000,000.

(j)Taxes. All federal, state and other tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Obligor, any of their respective Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under

Section 7.6. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Obligor or any of their respective Subsidiaries is under audit. All charges, accruals and reserves on the books of the Borrower, any other Obligor and each of their respective Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)Financial Statements. The Borrower has furnished to each Lender copies of the audited consolidated balance sheet of the REIT Guarantor and its consolidated Subsidiaries for the fiscal year ending December 31, 2010 and the related audited consolidated statements of income, shareholders' equity and cash flow for the fiscal year ending on such date with the opinion thereof of Deloitte & Touche, LLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the REIT Guarantor and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods. Neither the Borrower, the REIT Guarantor, nor any Subsidiary of the Borrower or the REIT Guarantor has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, or unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements or except as set forth on Schedule 6.1(k).

(l)No Material Adverse Change. Since September 30, 2011, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower, the Obligors or their respective Subsidiaries. After giving effect to the borrowing of the Loan, each of the (i) Borrower, (ii) the other Obligors and (iii) the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(m)ERISA. Each member of the ERISA Group is in compliance with its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(n)No Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Obligor or their respective Subsidiaries constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(o)Absence of Defaults. None of the Borrower, any other Obligor or any of their respective Subsidiaries is in default under its Governing Documents, and no event has occurred, which has not been remedied, cured or irrevocably waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower, any other Obligor or any of their respective Subsidiaries under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower, any other Obligor or any of their respective Subsidiaries is a party or by which the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, involve (x) Indebtedness or other obligations or liabilities (other than Nonrecourse Indebtedness) in excess of $10,000,000 or (y) any Nonrecourse Indebtedness in excess of $20,000,000.
(p)Environmental Matters.

(i)The Borrower, each other Obligor and each of their respective Subsidiaries is in compliance with the requirements of all applicable Environmental Laws except for the matters set forth on Schedule 6.1(p) and such other non‑compliance which, in any event, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

(ii)No Hazardous Materials have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Property in violation of any Environmental Laws; or (iii) discharged from any Property on or into property or waters (including subsurface waters) adjacent to any Property in violation of any Environmental Laws, except for the matters set forth on Schedule 6.1(p) and other violations which violations, in any event, in the case of any of (i), (ii) or (iii), either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)Except for the matters set forth on Schedule 6.1(p) and any of the following matters or liabilities that, in any event, either individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any other Obligor nor any of their respective Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non‑compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (x) any non‑compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or the release or threatened release of any Hazardous Materials into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Materials on any Property (or any Property previously owned by any of such Persons) or a release or threatened release of any Hazardous Materials into the environment for which the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable, or (iv) has received notice that the Borrower, any Obligor or any of their respective Subsidiaries is or may be liable to any Person under any Environmental Law.

(iv)To the best of the Borrower's knowledge after due inquiry, no Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

(q)Investment Company. None of the Borrower, any other Obligor or any of their respective Subsidiaries, is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)Margin Stock. None of the Borrower, any other Obligor or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” or a “margin security” within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(s)Affiliate Transactions. Except as permitted by Section 9.10, none of the Borrower, any other Obligor or any of their respective Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate (but not any Subsidiary of Borrower) of any Borrower, any other Obligor or any of their respective Subsidiaries is a party.

(t)Intellectual Property. Except as has not had and could not be reasonably expected to have a Material Adverse Effect, (i) the Borrower, each other Obligor and each of their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person; (ii) the Borrower, each other Obligor and each of their respective Subsidiaries has taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property; (iii) no claim has been asserted by any Person with respect to the use of any Intellectual Property by the Borrower, any other Obligor or any of their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and (iv) the use of such Intellectual Property by the Borrower, the other Obligors and each of their respective Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, the other Obligors or any of their respective Subsidiaries.

(u)Business. The Borrower, the other Obligors and each of their respective Subsidiaries are engaged substantially in the business of the acquisition, disposition, financing, ownership, development rehabilitation, leasing, operation and management of office and industrial buildings and other business activities incidental thereto.

(v)Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Obligor for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Obligor or any other Obligor ancillary to the transactions contemplated hereby.

(w)Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower, any other Obligor or any of their respective Subsidiaries or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. The written information, reports and other papers and data with respect to the Borrower, any other Obligor or any of their respective Subsidiaries or the Unencumbered Assets (other than projections and other forward-looking statements) furnished to the Agent or the Lenders in connection with or relating in any way to this Agreement was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter. All financial statements furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Obligor or any of their respective Subsidiaries in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by, or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact or circumstance is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Effective Date.

(x)REIT Status. The REIT Guarantor qualifies, and has since the year ending December 31, 2003 qualified, as a REIT, has elected to be treated as a REIT, and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the REIT Guarantor to maintain its status as a REIT.

(y)Unencumbered Assets. As of the Agreement Date, Schedule 6.1(y) is a correct and complete list of all Unencumbered Assets. Each of the Unencumbered Assets included by the Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

(z)Insurance. The Borrower, the other Obligors and their respective Subsidiaries have insurance covering the Borrower, the other Obligors and their respective Subsidiaries and their respective Properties in such amounts and against such risks and casualties as are customary for Persons or Properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy. As of the Agreement Date, none of the Borrower, any other Obligor or any of their respective Subsidiaries has received notice that any such insurance has been cancelled, not renewed, or impaired in any way.

(aa)Ownership of Borrower. The REIT Guarantor is the sole general partner of the Borrower and owns free of any Lien or other claim not less than a sixty-six and two-thirds percent (66 2/3%) Equity Interest in the Borrower as the general partner thereof.

(bb)    No Bankruptcy Filing. None of the Borrower, any Obligor or any of their respective Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person threatening the filing of any such petition against any of the Borrower, any Obligor or any of their respective Subsidiaries.

(cc)    No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any other Obligor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

(dd)    Transaction in Best Interests of Borrower and Obligors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the other Obligors and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents constitute materially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the other Obligors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Obligations, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and the other Obligors to have available financing to conduct and expand their business. The Borrower and the other Obligors constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement to the Borrower.

(ee)    Property. All of the Borrower's, the other Obligors' and their respective Subsidiaries' properties are in good repair and condition, subject to ordinary wear and tear, other than (x) with respect to deferred maintenance existing as of the date of acquisition of such property as permitted in this Section, and (y) where the failure of the properties of any Subsidiary of the Borrower or any Subsidiary of an Obligor to be in good repair and condition has not had or could not be reasonably expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. The Borrower has completed or caused to be completed an appropriate investigation of the environmental condition of each Property as of the later of the date of the Borrower's, the Obligors' or the applicable Subsidiary's purchase thereof or the date upon which such property was last security for Indebtedness of such Persons, including preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Agent and remediation actions satisfactory to Agent are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the other Obligors or their respective Subsidiaries which are delinquent. Except as set forth in Schedule 6.1(ee) hereto, there are no pending eminent domain proceedings against any property of the Borrower, the other Obligors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which, in all such events, individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the other Obligors or their respective Subsidiaries is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate has had or could reasonably be expected to have any Material Adverse Effect.

(ff)    No Event of Default. No Default or Event of Default has occurred and is continuing, or will occur after giving effect to the borrowing of the Loan.

(gg)    Subordination. None of the Borrower or any other Obligor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any of such Persons.

(hh)    Anti-Terrorism Laws.

(i)None of the Borrower or any other Obligor or any of their Affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)None of the Borrower, any other Obligor or any of their Affiliates, or any of their brokers or other agents acting or benefiting from the Loan is a Prohibited Person. A “Prohibited Person” is any of the following:

(A)    a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(B)    a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(C)    a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(D)    a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(E)    a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.
(iii)None of the Borrower or any other Obligor, any of their Affiliates or any of their agents acting in any capacity in connection with the Loan (1) to the best of the Borrower's knowledge, conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) to the best of the Borrower's knowledge, deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (3) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(iv)The Borrower and the other Obligors shall not (1) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its reasonable discretion, confirming the Borrower's and the other Obligors' compliance herewith).

Section 6.2 Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Obligor or any of their respective Subsidiaries to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Effective Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.
ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.6, the Borrower shall comply with the following covenants:
Section 7.1 Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.7, the Borrower shall preserve and maintain, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to preserve and maintain, their respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which it is organized, in each jurisdiction in which any Unencumbered Asset owned (or leased pursuant to an Eligible Ground Lease or Approved Bond Transaction) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.
Section 7.2 Compliance with Applicable Law and Contracts.

The Borrower shall comply, and cause each other Obligor and each Subsidiary of the Borrower or any other Obligor to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, (b) their respective Governing Documents, and (c) all mortgages, indentures, contracts, agreements and instruments to which it is a party or by which any of its properties may be bound, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect.
Section 7.3 Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor to, (a) protect and preserve all of its properties or cause to be protected and preserved, and maintain or cause to be maintained in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, in addition to the requirements of any of the other Loan Documents, the Borrower shall cause each such Subsidiary to comply with clauses (a) and (b) above to the extent that the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.4 Conduct of Business.

The Borrower shall at all times carry on, and cause the other Obligors and the Subsidiaries of the Borrower and the other Obligors to carry on, their respective businesses as now conducted and in accordance with Section 6.1(u).
Section 7.5 Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, maintain or cause to be maintained commercially reasonable insurance with financially sound and reputable insurance companies covering such Persons and their respective properties in such amounts and against such risks and casualties as are customary for Persons or properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and from time to time deliver to the Agent or any Lender upon its request a detailed list stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby, together with copies of all policies or certificates of the insurance then in effect.
Section 7.6 Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Obligor to, pay and discharge or cause to be paid and discharged when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, in accordance with GAAP; provided further that upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor, such Person either (A) will provide a bond or other security sufficient under applicable law to stay all such proceedings or (B) if no such bond is provided, will pay each such tax, assessment, governmental charge, levy or claim. With respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the Borrower shall cause each such Subsidiary to pay, discharge or cause to be paid and discharged when due the items set forth in clauses (a) and (b) above subject to the provisos contained therein and where the failure to make such payments or cause such payments to be made could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor.
Section 7.7 Visits and Inspections.

The Borrower shall, and shall cause each other Obligor and each Subsidiary of the Borrower and each other Obligor to, permit representatives or agents of any Lender or the Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall be continuing, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of the Borrower, such Subsidiary or other Obligor (but subject to the rights of tenants under their leases) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower, any other Obligor or any Subsidiary of Borrower or any other Obligor with its accountants.
Section 7.8 Use of Proceeds .

The Borrower shall use the proceeds of all Loans for general corporate and working capital purposes only. The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.
Section 7.9 Environmental Matters.

The Borrower shall, and shall cause all other Obligors and each Subsidiary of the Borrower and each other Obligor to, comply or cause to be complied with, all Environmental Laws in all material respects; provided, however, that with respect to each Subsidiary of the Borrower and each Subsidiary of an Obligor, the failure, in any such event, with which to comply could reasonably be expected to have a Material Adverse Effect on either the Borrower or the REIT Guarantor. If the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor shall (a) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, or any other Obligor or any of their respective Subsidiaries alleging material violations of any Environmental Law or requiring the Borrower, any other Obligor or any of their respective Subsidiaries to take any action in connection with the release of Hazardous Materials, or (c) receive any written notice from a Governmental Authority or private party alleging that the Borrower, any other Obligor or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby individually or in the aggregate in excess of $10,000,000, the Borrower shall provide the Agent and each Lender with a copy of such notice within thirty (30) days after the receipt thereof by such Person. The Borrower shall, and shall cause the other Obligors and each Subsidiary of the Borrower or any other Obligor to, take or cause to be taken promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws; provided, however, that if any such Lien arises due to the acts or omissions of third parties and such Lien (x) together with all other such Liens then in existence, could not reasonably be expected to have a Material Adverse Effect, (y) does not relate to any Unencumbered Asset, or (z) has not resulted in foreclosure proceedings with respect to the property in question, the Borrower may pursue claims against such third parties prior to removing such Lien.

Section 7.10 Books and Records.

The Borrower shall, and shall cause each of the other Obligors and each Subsidiary of the Borrower or any other Obligor to, maintain true and accurate books and records pertaining to their respective business operations in which full, true and correct entries will be made in accordance with GAAP. The Borrower shall, and shall cause each of the Obligors and their respective Subsidiaries to, maintain its current accounting procedures unless approved by the Agent.
Section 7.11 Further Assurances.

The Borrower shall, at the Borrower's cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 7.12 Guarantors.

(a)Material Subsidiaries.    Within fifteen (15) days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) a Joinder Agreement executed by such Material Subsidiary and (ii) the items that would have been delivered under Sections 5.1(a)(iv) through (viii) if such Material Subsidiary had been one on the Effective Date. Additionally, in the event that any Subsidiary of the Borrower or the REIT Guarantor, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall after the date hereof become a guarantor under any existing or future Unsecured Debt of the Borrower or any other Obligor, then the Borrower shall cause such Subsidiary to execute and deliver the items described in this Section 7.12(a).

(b)Release of a Guarantor.    The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, the applicable Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under this Section 7.12; (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in this Section 7.12; (iii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release and (iv) Borrower shall deliver to the Agent evidence reasonably satisfactory to the Agent either that (A) the Guarantor has ceased to qualify as a Material Subsidiary or (B) the Guarantor qualifies as an Excluded Subsidiary. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the REIT Guarantor, which may only be released upon the prior written consent of Agent and all of the Lenders. Concurrently with any request by the Borrower to release any Guarantor from its Guaranty, the Borrower shall deliver to the Agent a pro forma Compliance Certificate giving effect to the transaction or other event which forms the basis for the release of the Guarantor from the Guaranty and the removal of the assets of such Guarantor from the calculation of Unencumbered Asset Value, as appropriate, which Compliance Certificate shall show continued compliance with each of the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14.

Section 7.13 REIT Status.

The Borrower shall cause REIT Guarantor to at all times maintain its status as, and elect to receive status as, a REIT.
Section 7.14 Distribution of Income to the Borrower.

The Borrower shall cause all of its Wholly-Owned Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service, operating expenses and other obligations for such quarter and (b) payment, or the establishment of reasonable reserves for the payment, of operating expenses and other obligations not paid on at least a quarterly basis and capital improvements and repairs (including tenant improvements) to be made to such Subsidiary's assets and properties pursuant to leases, Secured Debt or required by law or otherwise approved by such Subsidiary in the ordinary course of business consistent with prudent business practices, (c) funding of reserves required by the terms of any Secured Debt encumbering property of the Subsidiary, including, without limitation, any lockbox, “cash-trap” or similar restriction on distribution of cash flow from such Subsidiary's assets and properties; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest; (e) payment of closing costs relating to the acquisition, financing, refinancing or disposition of such Subsidiary's assets and properties; and (f) payments in reduction or extinguishment of Secured Debt of such Subsidiary, including, without limitation, balances due at maturity, or upon the refinancing, of such Secured Debt or upon the sale of such Subsidiary; unless such distribution is prohibited by the terms of any Secured Debt so long as such prohibition applies only to the Subsidiary obligated on such Secured Debt.
Section 7.15 Reporting Company.

The Borrower shall cause the REIT Guarantor to maintain its status as a reporting company pursuant to the Securities Exchange Act of 1934.
Section 7.16 Maintenance of Rating.

The Borrower shall maintain Ratings from each of S&P and Moody's; provided that if the Rating obtained from such Rating Agency is a private letter rating that is not monitored and automatically updated by such Rating Agency, then the Borrower shall obtain an annual update of such Rating on or before each anniversary of the Effective Date.
ARTICLE VIII. INFORMATION

For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:
Section 8.1 Quarterly Financial Statements.

As soon as available and in any event not later than the first to occur of (a) the date that is five (5) days following the filing of the REIT Guarantor's 10‑Q Report with the Securities and Exchange Commission and (b) the date that is fifty (50) days after the close of each of the first, second and third calendar quarters of the REIT Guarantor, the unaudited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders' equity and cash flows of the REIT Guarantor and its Subsidiaries for such period and an unaudited statement of Funds from Operations, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous calendar year, all of which shall be certified by a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments). Together with such financial statements, the Borrower and the REIT Guarantor shall deliver reports, in form and detail satisfactory to the Agent, setting forth (i) all capital expenditures made during the calendar quarter then ended; (ii) a description of all Properties acquired during such calendar quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iii) a description of all Properties sold during the calendar quarter then ended, including the Net Operating Income from such Properties and the sales price; (iv) a statement of the Net Operating Income contribution by each Property for the preceding calendar quarter; (v) a listing of summary information for all Unencumbered Assets including, without limitation, the Net Operating Income of each Property (not addressed in clause (ii) or (iii) above), occupancy rates, square footage, property type, date acquired or built with respect to each Property included as an Unencumbered Asset in form and substance reasonably satisfactory to the Agent and (vi) such other information as the Agent may request. At the time the financial statements are required to be furnished at the close of the second calendar quarter of the REIT Guarantor, the Borrower shall furnish to the Agent pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next two (2) calendar quarters, including pro forma covenant calculations.
Section 8.2 Year-End Statements.

As soon as available and in any event not later than the first to occur of (a) the date that is five (5) days following the filing of the REIT Guarantor's 10-K Report with the Securities and Exchange Commission and (b) the date that is ninety (90) days after the end of each respective calendar year of the REIT Guarantor and its Subsidiaries, the audited consolidated balance sheet of the REIT Guarantor and its Subsidiaries as at the end of such calendar year and the related audited consolidated statements of income, shareholders' equity and cash flows of the REIT Guarantor and its Subsidiaries for such calendar year and an unaudited statement of Funds from Operations, setting forth in comparative form the figures as at the end of and for the previous calendar year, all of which shall be certified by (i) a Responsible Officer of the REIT Guarantor, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of REIT Guarantor and its Subsidiaries as at the date thereof and the results of operations for such period, and (ii) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized the REIT Guarantor to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement. Together with such financial statements, the REIT Guarantor shall deliver a written statement from such accountants to the effect that they have read a copy of this Agreement and the Guaranty, and that in making the examination necessary to such certification, they have obtained no knowledge of any Default of Event of Default, or if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Agent or the Lenders should they fail to obtain knowledge of any Default or Event of Default. In addition, the REIT Guarantor shall deliver with such year-end statements the reports described in Section 8.1(i)-(iv) together with pro forma quarterly financial information for the REIT Guarantor and its Subsidiaries for the next four (4) calendar quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses.

Section 8.3 Compliance Certificate.

At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2 and within ten (10) Business Days of the Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed by a Responsible Officer of the REIT Guarantor: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, calendar year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower and the REIT Guarantor are in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower and/or the REIT Guarantor with respect to such event, condition or failure. With each Compliance Certificate, Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of the REIT Guarantor that: (i) sets forth a list of all Unencumbered Assets together with a calculation of the Unencumbered Asset Value; and (ii) certifies that (A) all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as Unencumbered Assets, and (B) all acquisitions, dispositions or other removals of Unencumbered Assets completed during such quarterly accounting period, calendar year, or other fiscal period were permitted under this Agreement, and (C) the acquisition cost or principal balance of any Unencumbered Assets, as applicable, acquired during such period and any other information that Agent may require to determine the Unencumbered Asset Value of such Unencumbered Asset, and the Unencumbered Asset Value of any Unencumbered Assets removed during such period. In addition, with each such Compliance Certificate, the Borrower shall deliver the following information: (x) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the square footage to be developed, the expected construction start date, the expected date of delivery, the expected stabilization date and the total anticipated cost; and (y) a copy of all management reports, if any, submitted to the Borrower or the REIT Guarantor or its management by its independent public accountants.
Section 8.4 Other Information.

(a)Securities Filings. Within five (5) Business Days of the filing thereof, written notice and a listing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Obligor or any of their respective Subsidiaries shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(b)Shareholder Information. Promptly upon the mailing thereof to the shareholders of the REIT Guarantor, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any other Obligor or any of their respective Subsidiaries, in each case to the extent not otherwise publicly available;

(c)ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of the REIT Guarantor setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(d)Litigation. To the extent the Borrower, any other Obligor or any of their respective Subsidiaries is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, any other Obligor, any of their respective Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower, any other Obligor, or any of their respective Subsidiaries are being audited;

(e)Modification of Governing Documents. A copy of any amendment to a Governing Document of the Borrower or any other Obligor promptly upon, and in any event within fifteen (15) Business Days of, the effectiveness thereof;

(f)Change of Management or Financial Condition. Prompt notice of any change in the senior management of the company that manages the properties on behalf of the Borrower (which, as the date hereof, is deemed to be the following persons: Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Don Henry and Nelson Mills), any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any other Obligor, or any of their respective Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(g)Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) any Default or Event of Default (which notice shall state that it is a “notice of default” for the purposes of Section 11.3 below) or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any other Obligor, or any of their respective Subsidiaries under any (x) Indebtedness (other than Nonrecourse Indebtedness) of such Person individually or in the aggregate in excess of $10,000,000 or (y) Nonrecourse Indebtedness of such Person individually or in the aggregate in excess of $20,000,000, or (z) Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(h)Judgments. Prompt notice of any order, judgment or decree in excess of $10,000,000 (or, with respect to any Nonrecourse Indebtedness, $20,000,000) having been entered against the Borrower, any other Obligor, or any of their respective Subsidiaries or any of their respective properties or assets;

(i)Notice of Violations of Law. Prompt notice if the Borrower, any other Obligor, or any of their respective Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(j)Material Assets Sales. Prompt notice of the sale, transfer or other disposition of any material assets of the Borrower, any other Obligor, or any of their respective Subsidiaries to any Person other than the Borrower, any other Obligor, or any of their respective Subsidiaries;

(k)Material Contracts. Promptly upon (i) entering into any Material Contract after the Agreement Date, a copy to the Agent of such Material Contract, together with a copy of all related or ancillary documentation and (ii) the giving or receipt thereof by the Borrower, any other Obligor, or any of their respective Subsidiaries notice alleging that any party to any Material Contract is in default of its obligations thereunder;

(l)Material Subsidiary. Prompt notice of any Person becoming a Material Subsidiary; and

(m)Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects or updated projections of the Borrower, any or other Obligor or any of their respective Subsidiaries as the Agent or any Lender may reasonably request.

Section 8.5 Additions and Substitutions to and Removals From Unencumbered Assets

(a)Additions and Substitutions to Unencumbered Assets.

(i)Following the Effective Date, the Borrower may, by written notice to the Agent, add one or more new Properties as an Unencumbered Asset or substitute one or more new Properties for one or more Properties (such newly added or substituted Property, the “Potential Unencumbered Asset(s)”) then included as an Unencumbered Asset. Any such notice of addition or substitution shall be delivered to the Agent (which the Agent shall promptly furnish to the Lenders) and shall include the following items (it being understood that the Agent shall have no obligation to verify the truth, accuracy or completeness of any information contained therein):

(A)an Unencumbered Asset Certificate reflecting such addition or substitution, together with a statement of: (x) the acquisition cost of such Potential Unencumbered Asset(s); and (y) the same information that the Borrower would be required to include in a Compliance Certificate, together with a certification that, after giving effect to such addition or substitution, the Borrower will be in compliance with each of the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14 on a pro-forma basis based upon the most recent financial statements available under either Section 8.1 or 8.2, together with all supporting calculations;

(B)with respect to any such addition or substitution, an officer's certificate from the Borrower certifying that such Potential Unencumbered Asset(s) satisfies all of the requirements set forth in clauses (a) through (i) of the definition of “Unencumbered Assets”; and

(C)with respect to any such substitution, a Minimum Unencumbered Asset Certificate demonstrating compliance with the Minimum Unencumbered Asset Requirements immediately following such substitution.

Upon delivery of such information, such addition or substitution shall become effective.

(b)Removals from Unencumbered Assets.

(i)Subject to Section 8.5(c), upon any Unencumbered Asset ceasing to qualify as an Unencumbered Asset, such Unencumbered Asset shall no longer be included in the calculation of the Unencumbered Asset Value. Within ten (10) Business Days after any such disqualification, the Borrower shall deliver to the Agent an Unencumbered Asset Certificate reflecting such disqualification, together with a statement of: (i) the identity of the disqualified Unencumbered Asset, and (ii) the Unencumbered Asset Value attributable to such Unencumbered Asset and (iii) the certificates required by Section 8.5(b)(iv).

(ii)Subject to Section 8.5(c), the Borrower may voluntarily remove any Property from Unencumbered Assets (including as a result of any financing, sale, transfer or other disposition of any Unencumbered Asset in accordance with the terms of the Loan Documents) by delivering to the Agent, no later than ten (10) Business Days prior to the date on which such removal is to be effected (or, in the event such removal shall result from the financing, sale, transfer or other disposition of an Unencumbered Asset, ten (10) Business Days prior to such proposed sale, transfer or disposition), (x) an Unencumbered Asset Certificate reflecting such removal, together with a statement (A) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, (B) of the identity of the Unencumbered Asset being removed, and (C) the Unencumbered Asset Value attributable to such Unencumbered Asset and (y) the certificates required by Section 8.5(b)(iv).

(iii)Notwithstanding anything to the contrary in this Agreement, in the event that a Property (a “Defaulted Property”) included in the calculation of the Unencumbered Asset Value fails to satisfy the requirements set forth in clause (e) of the definition of “Unencumbered Asset” as a result of conditions existing or effecting such Property for any period of time prior to the acquisition thereof by the Borrower, any other Obligor or any of their respective Subsidiaries of which the Borrower had no knowledge (any such failure a “Replacement Event”), then, if such Replacement Event results in a Default, the Borrower shall have thirty (30) days from the earlier of (x) the date the Agent notifies the Borrower that a Replacement Event has occurred or (y) the date the Borrower notifies the Agent that a Replacement Event has occurred in which to identify one or more Potential Unencumbered Asset(s) to cure such Default by replacing the Defaulted Property as an Unencumbered Asset and delivering to the Agent those items specified in Sections 8.5(a)(i)(A) - (C) and Section 8.5(b)(iv) with respect thereto and otherwise satisfy all conditions to such Property being accepted as an Unencumbered Asset pursuant to this Agreement (the “Replacement Conditions”).

For the avoidance of doubt, in the event the Borrower fails to comply with the Replacement Conditions within the time periods set forth above, the right of the Borrower to cure such Default as provided in Section 8.5(b)(iii)(C) shall cease, and thereupon the Agent and the Lenders shall have any and all rights and remedies with respect to such Replacement Event as may be available under this Agreement and the other Loan Documents.
(iv)Simultaneously with the delivery of the items required pursuant to Sections

8.5(b)(i), (ii) and (iii), the Borrower shall deliver to the Agent (A) a pro forma Compliance Certificate demonstrating, upon giving effect to such removal, replacement or disqualification, compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14 on a pro forma basis based upon the most recent financial statements available under Section 8.1 or 8.2, together with supporting calculations and (B) a Minimum Unencumbered Asset Certificate.

(c)Minimum Unencumbered Assets. Subject to this Section 8.5, the Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to,

(i)sell, transfer, encumber with a Lien or otherwise dispose of any Unencumbered Asset included in the calculation of the Unencumbered Asset Value; or

(ii)remove any Unencumbered Asset from the calculation of the Unencumbered Asset Value (whether as a result of such Property failing to satisfy the requirements set forth in the definition thereof or otherwise); or

(iii)substitute any Potential Unencumbered Asset(s) for any existing Unencumbered Asset or Assets;

unless, immediately following such sale, transfer, disposition, removal or substitution (x) there shall be at least eight (8) Unencumbered Assets included in the calculation of the Unencumbered Asset Value and (y) the Unencumbered Asset Value would be at least $500,000,000 (the “Minimum Unencumbered Asset Requirements”). Simultaneously with any such proposed sale, transfer, disposition removal or substitution, the Borrower shall deliver to the Agent a certificate (a “Minimum Unencumbered Asset Certificate”) of a Responsible Officer of the REIT Guarantor certifying compliance with the Minimum Unencumbered Asset Requirements.
ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement and the Commitments are in effect and any Obligations are outstanding, unless the Requisite Lenders (or, if required pursuant to Section 12.6, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.6, the REIT Guarantor or the Borrower, as applicable, shall comply with the following covenants:
Section 9.1 Financial Covenants.

The Borrower shall not permit, on a consolidated basis in accordance with GAAP, tested as at the end of each fiscal quarter:
(a)the Secured Debt to Total Asset Value Ratio to exceed forty percent (40%);

(b)the Fixed Charge Coverage Ratio to be less than 1.75:1.00;

(c)the Debt to Total Asset Value Ratio to exceed fifty percent (50%);

(d)the Unencumbered Interest Coverage Ratio to be less than 2.0:1.0;

(e)the Unencumbered Asset Coverage Ratio to be less than 2.0:1.0;

(f)the Secured Recourse Debt to Total Asset Value Ratio to exceed ten percent (10%);

(g)[reserved]

(h)Tangible Net Worth to be less than the sum of (i) $2,830,515,823 and (ii) seventy percent (70%) of the Gross Cash Proceeds of all Equity Issuances by REIT Guarantor, Borrower or any other Guarantor consummated after December 31, 2009 (other than Gross Cash Proceeds received contemporaneously with or within ninety (90) days after the redemption, retirement or repurchase of Equity Interests in Borrower or REIT Guarantor, subject to the restrictions on purchases or redemptions in Section 9.6, up to the amount paid by Borrower or REIT Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that there shall not have been any increase in Shareholder Equity as a result of any such proceeds).

Section 9.2 Indebtedness.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, create, incur, assume, or permit or suffer to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness other than the following:
(a)the Obligations;

(b)intercompany Indebtedness among the Borrower and its Wholly Owned Subsidiaries; provided, however, that the obligations of the Borrower and each Guarantor in respect of such intercompany Indebtedness shall be subordinate to the Obligations;

(c)any other Indebtedness existing, created, incurred or assumed so long as immediately prior to the existence, creation, incurring or assumption thereof (other than with respect to any Indebtedness incurred for purposes of prepayment of other Indebtedness as permitted by the proviso in Section 9.12), and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

Section 9.3 Certain Permitted Investments of Obligors, etc.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, make any Investment in or otherwise own or hold the following items (whether through the Borrower, an Obligor, a Subsidiary of the Borrower or an Obligor, or their respective Unconsolidated Affiliates) which would cause the aggregate value of such holdings of the Borrower, such Subsidiaries and the other Obligors to exceed the percentage of Total Asset Value set forth below at any time:
(a)Investments in Unimproved Land shall not exceed five percent (5%) of Total Asset Value;

(b)Investments in Mortgage Receivables shall not exceed ten percent (10%) of Total Asset Value;

(c)Investments in Unconsolidated Affiliates shall not exceed twenty percent (20%) of Total Asset Value;

(d)the aggregate Construction Budget for Construction-in-Process shall not exceed fifteen percent (15%) of Total Asset Value;

(e)Investments made in Properties that are not primarily either office or industrial Properties shall not exceed ten percent (10%) of Total Asset Value;

(f)Investments in respect of Equity Interests (other than Equity Interests of Subsidiaries or Unconsolidated Affiliates) shall not exceed five percent (5%) of Total Asset Value; and

(g)Investments made in properties not located in a State of the United States of America or the District of Columbia shall not exceed five percent (5%) of Total Asset Value.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any other Obligor and their Subsidiaries in the Investments described in clauses (a) through (g) exceed thirty percent (30%) of Total Asset Value at any time. For the purposes of this Section 9.3, a Property shall be considered Construction-in-Process until the issuance of a permanent certificate of occupancy for such Property or phase thereof.
For the purposes of this Section 9.3, the Investment of the Borrower, any other Obligor or their Subsidiaries in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person's pro rata share of Construction-in-Process of their Unconsolidated Affiliates, plus (ii) such Person's pro rata share of their Unconsolidated Affiliate's Investment in Unimproved Land; plus (iii) such Person's pro rata share of any other Investments valued at the lower of GAAP book value or market value.
Section 9.4 Investments Generally.

The Borrower shall not, and shall not permit any other Obligor or any of their Subsidiaries to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Agreement Date, other than the following:
(a)Investments in Subsidiaries and Unconsolidated Affiliates in existence on the Agreement Date and disclosed on Part I of Schedule 6.1(b);

(b)Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case (i) immediately after giving effect to such Investment, no Default or Event of Default is or would be in existence and (ii) if such Subsidiary is (or after giving effect to such Investment would become) a Material Subsidiary, the terms and conditions set forth in Section 7.12 are satisfied;

(c)Investments permitted under Section 9.3;

(d)Investments in Cash Equivalents;

(e)subject to the terms of Section 9.3 and 9.4, Investments in Properties that are primarily office or industrial Properties; and

(f)intercompany Indebtedness among the Borrower, the REIT Guarantor and their Wholly Owned Subsidiaries, provided that such Indebtedness is permitted by the terms of Section 9.2.

Section 9.5 Liens; Negative Pledges; Other Matters.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1; provided, however, that nothing contained in this Section 9.5 shall prohibit the refinancing of Secured Debt of the Borrower, any other Obligor or any of their respective Subsidiaries in the event an Event of Default is then in existence so long as such refinancing (i) is otherwise permitted under this Agreement and (ii) will not create any additional, or exacerbate any existing, Default or Event of Default.

(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) any agreement (A) evidencing Indebtedness which the Borrower or such Subsidiary or Obligor may create, incur, assume, or permit or suffer to exist under Section 9.2, (B) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (C) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) a Governing Document of a Non-Wholly Owned Subsidiary which requires consent to, or places limitations on, the imposition of Liens on such Subsidiary's assets or properties.

(c)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to the Loan Documents) of any kind on (i) the ability of the Borrower, any other Obligor or any Subsidiary of the Borrower or any other Obligor to: (A) pay dividends or make any other distribution on any of such Person's capital stock or other equity interests owned by the Borrower, any other Obligor, or any of their respective Subsidiaries, (B) pay any Indebtedness owed to the Borrower, any other Obligor, or any of their respective Subsidiaries, (C) make loans or advances to the Borrower, any other Obligor, or any of their respective Subsidiaries, or (D) transfer any of its property or assets to the Borrower, any Obligor, or any of their respective Subsidiaries, other than any such restrictions described in this subpart (i) which are contained in (x) agreements evidencing Secured Debt and which relate solely to the assets pledged as collateral security for such Secured Debt or (y) any Governing Document of a Non-Wholly Owned Subsidiary and which relate solely to such Subsidiary (other than any such Subsidiary that owns, in whole or in part, any Unencumbered Asset), or (ii) the ability of the Borrower or any other Obligor to amend this Agreement or pledge the Unencumbered Assets as security for the Obligations.

Section 9.6 Restricted Payments; Stock Repurchases.

(a)The Borrower will not make any Restricted Payment to the REIT Guarantor and the REIT Guarantor will not make any Restricted Payments, except for Net Dividends paid in the ordinary course consistent with past practice so long as such Net Dividends made with respect to any period of four (4) consecutive fiscal quarters of the REIT Guarantor do not exceed the greater of (i) ninety percent (90%) of the Funds From Operations of the REIT Guarantor on a consolidated basis for such period of four fiscal quarters; provided that all such Net Dividends made with respect to any period of two (2) consecutive fiscal quarters of the REIT Guarantor shall not exceed one hundred percent (100%) of Funds from Operations of the REIT Guarantor for such period of two consecutive fiscal quarters; or (ii) the minimum amount required in order for the REIT Guarantor to maintain its status as a REIT, as set forth in a certification to Agent from the chief financial officer of the REIT Guarantor. Redemption of Equity Interests of the REIT Guarantor

pursuant to the Share Redemption Program shall be permitted pursuant to Section 9.6(b). Redemption of limited partnership interests of the Borrower shall be permitted to the extent such redemption is made with respect to such limited partnership interests issued to a seller in connection with the purchase by the Borrower, any other Obligor or any of their respective Subsidiaries of any Property and such redemption is effectuated by the conversion of such limited partnership interests into common stock of the REIT Guarantor. If a Default or Event of Default shall have occurred and be continuing, then neither the Borrower nor the REIT Guarantor shall make any Restricted Payments to any Person whatsoever without the prior written consent of the Requisite Lenders other than cash distributions by the Borrower to its partners (and corresponding distributions by the REIT Guarantor to its shareholders) in a minimum amount required in order for the REIT Guarantor to maintain its status as a REIT, as set forth in a certification to Agent from the chief financial officer of the REIT Guarantor; provided that the Borrower shall not make any Restricted Payments to any Person whatsoever if a Default or an Event of Default of the type described in Section 10.1(a), (b), (f) or (g) shall have occurred and be continuing or would result therefrom.

(b)Neither the Borrower nor the REIT Guarantor shall at any time buy back, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock if a Default or Event of Default exists or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence and, with respect to any acquisition of shares of capital stock of the REIT Guarantor, (i) such acquisition shall be consummated in accordance with the terms and conditions of its Share Redemption Program and (ii) the aggregate amount of redemptions by the REIT Guarantor in any calendar year shall not exceed the amount permitted to be redeemed in any calendar year under the Share Redemption Program as in effect on the Agreement Date.

Section 9.7 Merger, Consolidation, Sales of Assets and Other Arrangements.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to: (i) enter into any transaction of merger, consolidation, reorganization or other business combination; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, or discontinue or eliminate any business line or segment (any such event described in clause (iii), a “Sale”); provided, however, that a Person may merge with the Borrower or any of its Subsidiaries, so long as (i) such Person was organized under the laws of the United States of America or one of its states; (ii) if such merger involves the Borrower, the Borrower is the survivor of such merger; (iii) if such merger involves a Subsidiary of the Borrower that is a Guarantor, subject to Section 9.7(b)(ii), such Subsidiary is the survivor of such merger; (iv) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (v) the Borrower shall have given the Agent and the Lenders at least ten (10) Business Days' prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary of the Borrower with and into the Borrower); (vi) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so called “hostile takeover”; (vii) following such merger, the Borrower and its Subsidiaries will continue to be engaged solely in the business of the ownership, development, management and investment in real estate; and (viii) such merger, together with all other mergers permitted by this Section 9.7 and consummated in the same fiscal year as such merger, shall not increase the Total Asset Value by more than twenty-five percent (25%) of the Total Asset Value as of the end of the previous fiscal year.

(b)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of Borrower or any other Obligor to, sell, dispose of or transfer any Property or other assets if a Default or an Event of Default has occurred and is continuing, or would occur as a result of such transaction.

Section 9.8 Fiscal Year. Neither the Borrower nor the REIT Guarantor shall change its fiscal year from that in effect as of the Agreement Date without the Agent's prior written consent.

Section 9.9 Modifications to Certain Agreements.

(a)The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect without the Agent's prior written consent.

(b)The Borrower shall not enter into any material amendment or other modification to the Share Redemption Program without the Agent's prior written consent.

Section 9.10 Transactions with Affiliates.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of the Borrower), except (i) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and (ii) transactions in connection with (A) the Advisory Agreement, dated as of August 1, 2009, between Wells Real Estate Investment Trust II, Inc. and Wells Capital, Inc.,  (B) the Master Property Management, Leasing and Construction Management Agreement, dated as of October 22, 2004, between the Borrower, the REIT Guarantor and Wells Management Company, Inc., as amended by Amendment No. 1 to the Master Property Management, Leasing and Construction Management Agreement dated April 1, 2007, and (C) the Master Property Management, Leasing and Construction Management Agreement, dated as of April 1, 2007, between the Borrower, the REIT Guarantor and Wells Real Estate Advisory Services, Inc., as amended by Amendment No. 1 to the Master Property Management, Leasing and Construction Management Agreement dated December 31, 2008, and renewals thereof on substantially similar terms and conditions.
Section 9.11 ERISA Exemptions.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 9.12 Restriction on Prepayment of Indebtedness.

Without the prior written consent of the Agent, neither the Borrower, any other Obligor, nor any Subsidiary of the Borrower or any other Obligor shall prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations or the “Obligations” under the Revolving Credit Agreement after the occurrence of any Event of Default; provided, however, that this Section 9.12 shall not prohibit the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of this Agreement.
Section 9.13 Modifications to Governing Documents.

The Borrower shall not, and shall not permit any other Obligor or any Subsidiary of the Borrower or any other Obligor to enter into any amendment or modification of any Governing Document of the Borrower, such Subsidiary, or such Obligor which would have a Material Adverse Effect without the Agent's prior written consent.

Section 9.14 Occupancy of Unencumbered Assets.

The Unencumbered Assets that are Properties (excluding those Unencumbered Assets which are Development Properties) shall consist solely of Properties which have an aggregate occupancy level for the preceding calendar quarter of tenants in possession and paying rent (not more than sixty (60) days past due), or subject to free rent for periods of ninety (90) days or less, and which are not otherwise in default in any material manner under their respective leases, of at least eighty-five percent (85%) of the aggregate rentable area within such Unencumbered Assets. In the event of a breach or violation of this Section 9.14, such breach or violation shall not be an Event of Default so long as the Borrower immediately notifies the Agent thereof and, within thirty (30) days of receipt of such notice by the Agent (subject to extension for up to an additional thirty (30) days by the Agent in its sole and absolute discretion), the Borrower adds, substitutes or removes one or more Properties as an Unencumbered Asset as contemplated by Section 8.5 such that immediately following such addition, substitution or removal, the occupancy level required by this Section 9.14 is satisfied.
ARTICLE X. DEFAULT

Section 10.1 Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)Default in Payment of Principal. The Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Obligor shall fail to pay when due any payment Obligation owing by such other Obligor under any Loan Document to which it is a party, and such failure shall continue for a period of three (3) Business Days from the date such payment was due.

(c)Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in Section 7.1 (with respect to the existence of the REIT Guarantor and the Borrower), 7.8, 7.12, 7.13, 8.3 or 8.5 or in Article IX, or (ii) the Borrower or any other Obligor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure under this Section 10.1(c)(ii) shall continue for a period of thirty (30) days after the date upon which the Borrower has received written notice of such failure from the Agent.

(d)Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Obligor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Obligor to the Agent or any Lender, shall at any time prove to have been incorrect or misleading (and without regard to any qualifications limiting such representations to knowledge or belief), in light of the circumstances in which made or deemed made, in any material respect (or, in the case of any representation, warranty or statement qualified by materiality, in any respect) when furnished or made or deemed made.

(e)Indebtedness Cross-Default.

(i)The Borrower, any other Obligor, or any of their respective Subsidiaries shall fail to pay when due and payable, the principal of, or interest on, any Indebtedness or obligations under Derivative Contracts (other than (A) the Obligations and (B) Nonrecourse Indebtedness) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, the marked to market value of such Derivative Contract if the Borrower is out of the money) greater than or equal to $10,000,000 (all such Indebtedness or obligations under Derivative Contracts being “Material Indebtedness”); or

(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract); or

(iii)Any other event shall have occurred and be continuing which would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (which for the purposes hereof shall include any termination event or other event resulting in the settling of payments due under a Derivative Contract).

(f)Voluntary Bankruptcy Proceeding. The Borrower, any other Obligor, or any of their respective Subsidiaries shall: (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; provided, however, that the events described in this Section 10.1(f) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than $10,000,000 of the Total Asset Value is attributable to (x) such Subsidiary(ies) and (y) any Subsidiary(ies) which is/are the subject of an Event of Default under Section 10.1(g).

(g)Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any other Obligor or any of their respective Subsidiaries in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against such Person (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; provided, however, that the events described in this Section 10.1(g) as to any Subsidiary of any Obligor that is not also an Obligor shall not constitute an Event of Default unless more than $10,000,000 of the Total Asset Value is attributable to (x) such Subsidiary(ies) and (y) any Subsidiary(ies) which is/are the subject of an Event of Default under Section 10.1(f).

(h)Litigation; Enforceability. The Borrower or any other Obligor shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document or this Agreement, any Note, the Guaranty or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower, any other Obligor, or any of their respective Subsidiaries by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings, and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, such other Obligor or such Subsidiary, $10,000,000 (excluding any judgment or order with respect to any Nonrecourse Indebtedness), or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j)Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Obligor, or any of their respective Subsidiaries which exceeds, individually or together with all other such warrants, writs, executions and processes for the Borrower, such Obligor or such Subsidiary, $10,000,000 (or, in the case of any warrant, writ of attachment, execution or similar process with respect to any Nonrecourse Indebtedness, which warrant, writ of attachment, execution or process is issued solely to permit the holder(s) of such Indebtedness to foreclose on any collateral securing the same, $20,000,000), and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Obligor.

(k)ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

(l)Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents or under the Revolving Credit Agreement.

(m)Change of Control. A Change of Control shall occur.

(n)Federal Tax Lien. A federal tax lien shall be filed against the Borrower, any Obligor, or any of their respective Subsidiaries under Section 6323 of the Internal Revenue Code or a lien of the PBGC shall be filed against the Borrower, any other Obligor, or any of their respective Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

Section 10.2 Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:
(a)Acceleration; Termination of Facilities.

(i)Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g) with respect to the Borrower, (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments and the obligation of the Lenders to make Loans shall all immediately and automatically terminate without demand or notice of any kind.

(ii)Optional. If any other Event of Default shall have occurred and be continuing, the Agent shall, at the direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (B) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

(b)Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, the other Obligors and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower, the other Obligors and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 10.3 Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:
(a)amounts due to the Agent and the Lenders in respect of fees and expenses due under Sections 3.6 and 12.2;

(b)payments of interest on all Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans (first to Base Rate Loans and then to LIBOR Rate Loans);

(c)payments of principal of all Loans, to be applied for the ratable benefit of the Lenders, pro rata among the Lenders based upon the aggregate outstanding Loans (first to Base Rate Loans and then to LIBOR Rate Loans);

(d)amounts due the Agent and the Lenders pursuant to Sections 11.7 and 12.9;

(e)payments of all other amounts due and owing by the Borrower under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders and Agent; and

(f)any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.4 [Reserved].

Section 10.5 Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post‑Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 10.6 Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the

Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE AGENT

Section 11.1 Authorization and Action.

Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein (including the use of the term “Agent”) shall be construed to deem the Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any Obligor or any other Affiliate of the Borrower or any Obligor, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed the Agent to exercise such right or remedy. The Borrower may rely on written amendments or waivers executed by Agent or acts taken by Agent as being authorized by the Lenders or the Requisite Lenders, as applicable, to the extent Agent does not advise Borrower that it has not obtained such authorization from the Lenders or the Requisite Lenders, as applicable.
Section 11.2 Agent's Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel

(including its own counsel or counsel for the Borrower or any other Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.
Section 11.3 Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.” Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.
Section 11.4 JPMorgan Chase Bank, N.A. as Lender.

JPMCB, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JPMCB in each case in its individual capacity. JPMCB and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Obligor or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.
Section 11.5 Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender's determination, consent, approval or disapproval, including amendments, waivers and consents under Section 12.6, (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within twenty (20) Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement and except with respect to items requiring the unanimous consent or approval of the Lenders under Section 12.6, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 11.6 Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrower, the other Obligors, and their respective Subsidiaries, or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the Obligors, their respective Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Obligor, any of their respective Subsidiaries or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.
Section 11.7 Indemnification of Agent.

Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent's gross negligence or willful misconduct or if the Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the reasonable advice of counsel of which the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding provision, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent's own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, administration or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.8 Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents by the Requisite Lenders (other than the Lender then acting as Agent) as a result of (i) its gross negligence or willful misconduct or (ii) it being a Defaulting Lender or meeting the criteria of a Defaulting Lender. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000, which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender (and its affiliates) holding at least ten percent (10%) of the aggregate outstanding principal amount of the Loans (calculated at the time Agent gives notice of its resignation) as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Agent's giving of notice of resignation or the Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents as Agent. After any Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.
Section 11.9 Titled Agents.

Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligations hereunder, including, without limitation, for servicing enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles of “Lead Arranger and Book Manager”, “Documentation Agent” and “Syndication Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
Section 11.10 Other Loans by Lenders to Obligors.

The Lenders agree that one or more of them may now or hereafter have other loans to and derivative contracts and/or business arrangements with one or more of the Obligors which are not subject to this Agreement. The Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors may collect payments on such loan(s) and may secure such loan(s) (so long as such loan does not itself expressly violate this Agreement). Further, the Lenders agree that the Lender(s) which may have such other loan(s) to the Obligors shall have no obligation to attempt to collect payments under the Loans in preference and priority over the collection and/or enforcement of such other loan(s).
ARTICLE XII. MISCELLANEOUS

Section 12.1 Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered by hand or by nationally-recognized overnight courier as follows:
If to the Borrower:
Wells Operating Partnership II, L.P.
6200 The Corners Parkway
Norcross, Georgia 30092-3365
Attention: Douglas P. Williams
Telecopy Number:    (770) 243-8124
Telephone Number:    (770) 449-7800
With a copy to:
DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attention: James M. Phipps
Telecopy Number:    (312) 251-5735
Telephone Number:    (312) 368-4088
If to the Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Loan and Agency Services Group
Telephone Number:    (713) 750-2892

With a copy to:
JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Kimberly Turner
Telecopy Number:    (212) 270-2157
Telephone Number:    (212) 622-8177
And with a copy to:
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110-1726
Attention: Stephen M. Miklus
Telecopy Number:    (617) 428-6387
Telephone Number:    (617) 951-8364
If to a Lender:
To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto (or, if not set forth thereon, as specified in its Administrative Questionnaire provided to the Agent)or in the applicable Assignment and Acceptance Agreement.
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.
Section 12.2 Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, administration and interpretation of, and any amendment, supplement or modification to, or waiver of, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent (such expenses to include ongoing charges for Intralinks, SyndTrak Online or any similar system), (b) to pay or reimburse JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc. or their reasonable out-of-pocket costs and expenses incurred in connection with the initial syndication of the Loans by JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc., (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (d) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.
Section 12.3 Setoff.

Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and each Lender and Participant is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender and Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or Participant or any affiliate of the Agent or such Lender or Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2, and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off. The foregoing shall not apply to any account governed by a written agreement containing express waivers by the Agent or any Lender with respect to rights of setoff.
Section 12.4 Governing Law; Litigation; Jurisdiction; Other Matters; Waivers.

(a)THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

(b)WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF,

AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION. WITHOUT IN ANY WAY LIMITING THE PRECEDING CONSENTS TO JURISDICTION AND VENUE, THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF SUCH NEW YORK COURTS IN ACCORDANCE WITH SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK OR ANY CORRESPONDING OR SUCCEEDING PROVISIONS THEREOF.

(c)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 12.5 Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

(b)Any Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower.

(c)Any Lender may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the Obligations owing to such Lender; provided, however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment or the aggregate outstanding principal balance of the Loan held by it, in an amount less than $5,000,000 and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment or the aggregate outstanding principal balance of the Loan held by it, in which it has not granted any participating interests must be equal to $1,000,000 and integral multiples of $1,000,000 in excess thereof. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal,

(iv) reduce the rate at which interest is payable thereon or (v) release all or substantially all of the Guarantors (except as otherwise permitted under Section 7.12(b)). An assignment or other transfer which is not permitted by Section 12.5(d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c). The selling Lender shall notify the Agent and the Borrower of the sale of any participation hereunder and, if requested by the Agent, certify to the Agent that such participation is permitted hereunder.

(d)Any Lender may with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its Commitment and Loan and its other rights and obligations under this Agreement and the Loan; provided, however, (i) no such consent by the Agent shall be required in the case of any assignment to another Lender or any affiliate of such Lender or of another Lender unless such Lender is a Defaulting Lender; (ii) any partial assignment of a Commitment or Loan shall be in an amount at least equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof and after giving effect to such partial assignment the assigning Lender retains a portion of the Commitment or Loan so assigned having an aggregate outstanding principal balance, of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof (provided, however, the conditions set forth in this subsection (ii) shall not apply to any full assignment by any Lender of its Commitment or Loan); and (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment or Loan amount as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate, and any other documents reasonably required by a Lender in connection with such assignment shall be executed by the Borrower. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

(e)The Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the “Register”). The Agent shall give each Lender and the Borrower notice of the assignment by any Lender of its rights as contemplated by this Section. The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment, the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in Section 12.5(d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(f)In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

(g)A Lender may furnish any information concerning the Borrower, any other Obligor or any of their respective Subsidiaries or Affiliates in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.8.
(h)Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, any other Obligor or any of their respective Affiliates or Subsidiaries.

(i)Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.6 Amendments.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Obligor or any of their respective Subsidiaries of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following: (i) increase the Commitments (or any component thereof) of any of Lenders (except as contemplated by Section 2.14) without the written consent of each Lender affected thereby; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or Fees or other Obligations without the written consent of each Lender affected thereby; (iii) reduce the amount of any Fees payable hereunder without the written consent of each Lender affected thereby; (iv) except as provided in Section 2.12, postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations, without the written consent of each Lender affected thereby; (v) (A) change the Commitment Percentages (or any component thereof) (except as a result of any increase or decrease in the aggregate amount of the Commitments contemplated by Section 2.14 or Section 4.5 or as a result of any reallocation contemplated by Section 3.11) without the written consent of each Lender affected thereby or (B) amend or otherwise modify the provisions of Section 3.2(a) without the written consent of each Lender affected thereby; (vi)  modify the definition of the term “Requisite Lenders”, modify in any other manner the number or percentage of the Lenders (including all of the Lenders) required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section if such modification would have such effect without the written consent of each Lender; or (vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12(b)) without the written consent of each Lender. Further, no amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
Section 12.7 Nonliability of Agent and Lenders.

The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any other Obligor or any of their respective Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.
Section 12.8 Confidentiality.

(a)Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower; provided that the source of such information was not known by the Agent or any Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH

MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 12.9 Indemnification.

(a)Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.12 or 4.1 or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent's or any Lender's entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower, the other Obligors, or their respective Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower, the other Obligors and their respective Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; or (ix) any violation or non-compliance by the Borrower, any other Obligor, or any of their respective Subsidiaries of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower, the Obligors or their respective Subsidiaries (or their respective properties) (or the Agent and/or the Lenders as successors to the Borrower, any other Obligor or their respective Subsidiaries) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party (x) for any acts or omissions of such Indemnified Party that constitute gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (y) in connection with any losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses arising out of any action, claim, arbitration, investigation or settlement, consent decree or other proceeding brought by any Indemnified Party against any other Indemnified Party in connection with, arising out of, or by reason of this Agreement or any other Loan Document or the transactions contemplated thereby or the making of any Loans hereunder. In addition, the foregoing indemnification in favor of any director, officer, shareholder, agent, employee or counsel of the Agent, any affiliate of the Agent or any Lender shall be solely in their respective capacities as such director, officer, shareholder, agent, employee, or counsel. Borrower shall not be liable for payment of any settlement of any Indemnity Proceeding effected without Borrower's written consent, but if the same is settled with such consent, Borrower agrees that such settlement is covered by the foregoing indemnity.

(b)The Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all reasonable costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower, any other Obligor, or any of their respective Subsidiaries, any shareholder, partner or other equity holder of the Borrower, any other Obligor or any of their respective Subsidiaries (whether such shareholder(s) or such other Persons are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of such Person), any account debtor of the Borrower, any other Obligor, or any of their respective Subsidiaries or by any Governmental Authority.

(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against Borrower and/or an Obligor or any of their respective Subsidiaries.

(d)All out-of-pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party with respect to an Indemnified Proceeding shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all reasonable costs and expenses incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party.

(f)If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)The Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 12.10 Termination; Survival.

At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.12, 4.1, 4.4, 11.7, 12.2 and 12.9 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4, shall continue in full force and effect and shall protect the

Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11 Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12 [Intentionally Omitted].

Section 12.13 Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.14 Obligations with Respect to Obligors and Subsidiaries.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Obligors and the Subsidiaries of the Borrower and the other Obligors as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Obligors or Subsidiaries.
Section 12.15 Limitation of Liability.

Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.16 Entire Agreement.

This Agreement, the Notes, and the other Loan Documents referred to herein and any separate letter agreements with respect to fees embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.17 Construction.

The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and each Lender.
Section 12.18 Time of the Essence.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.
Section 12.19 Patriot Act.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each of the Guarantors, which information includes the name and address of the Borrowers and each of the Guarantors and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and each of the Guarantors Loan Party in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their authorized officers all as of the day and year first above written.

BORROWER:

WELLS OPERATING PARTNERSHIP II, L.P. a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its General Partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

[Signature Page - Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as Agent and a Lender

By: /s/ Kimberly Turner
Name: Kimberly Turner
Title: Executive Director

[Signature Page - Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Chad McMasters
Name: Chad McMasters
Title: Senior Vice President

[Signature Page - Term Loan Agreement]

REGIONS BANK

By: /s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

[Signature Page - Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph Lee Hord
Name: Joseph Lee Hord
Title: Vice President

[Signature Page - Term Loan Agreement]

TD BANK, N.A.

By: /s/ Howard E. Belliveau
Name: Howard E. Belliveau
Title: Vice President

[Signature Page - Term Loan Agreement]

UNION BANK, N.A.

By: /s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Vice President

[Signature Page - Term Loan Agreement]

FIFTH THIRD BANK, an Ohio banking corporation

By: /s/ Michael Glandt
Name: Michael Glandt
Title: Vice President

[Signature Page - Term Loan Agreement]

CAPITAL ONE, N.A.

By: /s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

[Signature Page - Term Loan Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ William G. Karl
Name: William G. Karl
Title: Managing Director

[Signature Page - Term Loan Agreement]

COMERICA BANK

By: /s/ Sam F. Meehan
Name: Sam F. Meehan
Title: Vice President

[Signature Page - Term Loan Agreement]

MIDCOUNTRY BANK

By: /s/ Melody Holland-Rehder
Name: Melody Holland-Rehder
Title: Vice President

[Signature Page - Term Loan Agreement]

SCHEDULE I

COMMITMENTS

Lender Name	Commitment Amount

JPMorgan Chase Bank, N.A.	$40,000,000
PNC Bank, National Association	$50,000,000
Regions Bank	$45,000,000
U.S. Bank National Association	$45,000,000
TD Bank, N.A.	$40,000,000
Union Bank, N.A.	$40,000,000
Fifth Third Bank	$35,000,000
Capital One, N.A.	$30,000,000
Sumitomo Mitsui Banking Corporation	$30,000,000
Comerica Bank	$15,000,000
MidCountry Bank	$5,000,000

TOTAL:	$375,000,000

SCHEDULE 6.1(b)
OWNERSHIP STRUCTURE
(see also attached organizational chart)

Subsidiaries of Wells REIT II:
Wells Operating Partnership II, L.P.	7/3/2003	Delaware
Wells REIT II - 80 M Street, LLC	3/30/2004	Delaware
Wells REIT II - Texas, Inc.	11/2/2005	Texas	Excluded Sub
Wells REIT II - 100 East Pratt LLC	5/5/2005	Delaware	Excluded Sub
Wells REIT II - 2000 Park Lane Business Trust	12/19/2005	Pennsylvania
Wells TRS II, LLC	10/4/2005	Delaware
Wells REIT II - Park Lane Parcel 19 Business Trust	12/19/2006	Pennsylvania
Wells REIT II - 1200 Morris Business Trust	8/30/2007	Pennsylvania	Material Sub
Wells REIT II - Cranberry Woods Development, Inc.	7/13/2007	Pennsylvania	Material Sub
Wells REIT II - KCP, LLC	10/2/2008	Delaware	Material Sub
Wells TRS II - 544 Lakeview, LLC	12/16/2010	Delaware	Excluded Sub
Wells Energy TRS, LLC	11/9/2011	Delaware
Wells KCP TRS, LLC	6/23/2011	Delaware
Wells OP II, LP	6/23/2011	Delaware
Wells REIT II - Market Square East & West, LLC	2/2 5/11	Delaware	Excluded Sub
Market Square East & West, LLC	2/25/2011	Delaware	Excluded Sub
Wells REIT II- Market Square Lender, LLC	3/11/2011	Delaware

Subsidiaries of Wells OP II
Wells REIT II - Manhattan Towers, LLC	11/14/2006	Delaware

Wells REIT II - Emerald Point, LLC	9/30/2004	Delaware
Wells REIT II - Emerald Point, L.P.	9/30/2004	Delaware

Wells REIT II - Highland Landmark III, LLC	11/12/2004	Delaware
Wells REIT II - Lincoln Highland Landmark III, LLC	10/25/2004	Delaware

Wells Robbins Road, LLC	8/11/2005	Delaware
Nashoba View Ownership, LLC	8/11/2005	Delaware

Wells REIT II - Republic Drive, LLC	3/24/2004	Delaware	Material Sub
Wells REIT II-180 Park Avenue B 105, LLC	3/14/2005	Delaware
Wells REIT II - Tampa Commons, LLC	12/8/2005	Delaware
Wells REIT II - 9 Technology Drive, LLC	4/23/2004	Delaware	Material Sub
Wells Governor's Pointe 4241 Irwin Simpson, LLC	2/25/2005	Delaware	Material Sub
Wells Governor's Pointe 8990 Duke, LLC	2/25/2005	Delaware	Material Sub
Wells REIT II - LakePointe 5, LLC	12/9/2005	Delaware	Material Sub
Wells REIT II - Lake Pointe 3, LLC	12/9/2005	Delaware	Material Sub
Wells REIT II-180 Park Avenue , LLC	5/5/2004	Delaware	Material Sub
Wells One West Fourth, LLC	6/14/2004	Delaware	Excluded Sub
Wells REIT II - 5995 Opus Parkway, LLC	3/11/2005	Delaware
Wells REIT II - SanTan Corporate Center I, LLC	4/3/2006	Delaware	Excluded Sub
Wells REIT II - SanTan Corporate Center II, LLC	4/3/2006	Delaware	Excluded Sub

Wells REIT II - Opus/Finley Portfolio, LLC	7/8/2004	Delaware	Material Sub
Wells REIT II - 215 Diehl Road, LLC	3/28/2005	Delaware	Excluded Sub
Wells REIT II - Wildwood Properties, LLC	9/8/2004	Delaware	Excluded Sub
Wells REIT II-8909 Purdue Road, LLC	5/17/2005	Delaware	Material Sub
Wells REIT II - 263 Shuman Boulevard, LLC	7/10/2006	Delaware	Excluded Sub
Wells REIT II - Gaithersburg MD LLC	6/30/2003	Delaware

Wells REIT II - 180 East 100 South, LLC	5/10/2005	Delaware
Wells REIT II - Utah Parking, LLC	6/27/2005	Delaware

Wells REIT II - 11950 Corporation Boulevard, LLC	7/28/2006	Delaware
Wells REIT II - Corridors III, LLC	9/7/2004	Delaware	Material Sub
Wells REIT II - Edgewater Corporate Center One, LLC	7/20/2006	Delaware	Material Sub

2420 Lakemont Avenue MM, LLC	8/16/2005	Delaware	Material Sub
2420 Lakemont Avenue, LLC	8/16/2005	Delaware	Material Sub

Wells REIT II - University Circle, LLC	8/9/2005	Delaware	Material Sub
Wells REIT II-University Circle, L.P.	8/9/2005	Delaware	Material Sub

Wells REIT II - Key Center, LLC	11/15/2005	Delaware	Material Sub
Key Center Properties, LLC	11/2/2005	Delaware	Material Sub

Wells REIT II - MacArthur Ridge I, LLC	11/1/2005	Delaware	Material Sub
Wells REIT II - MacArthur Ridge I, L.P.	11/1/2005	Delaware	Material Sub

Wells REIT II - 5 Houston Center, L.P.	10/14/2005	Delaware	Material Sub

Wells REIT II - 80 Park Plaza, LLC	8/8/2006	Delaware
Wells REIT II - International Financial Tower, LLC	10/6/2006	Delaware	Material Sub
Wells REIT II - One Century Place, LLC	12/19/2006	Delaware
Wells REIT II - Eagle Rock Executive Office Center IV, LLC	3/23/2007	Delaware
Wells REIT II - 7031 Columbia Gateway Drive, LLC	7/3/2007	Delaware	Material Sub
Wells REIT II - 222 East 41st Street, LLC	7/17/2007	Delaware	Excluded Sub

Wells REIT II - Sterling Commerce, LLC	11/15/2006	Delaware	Material Sub
Wells REIT II - Sterling Commerce, L.P.	11/15/2006	Delaware	Material Sub

Wells REIT II - 4300 Centreway Place, LLC	9/1/2006	Delaware
Wells Reit II - 4300 Centreway Place, L.P.	9/11/2006	Delaware

Wells REIT II - Pasadena Corporate Park, LLC	6/15/2007	Delaware
Wells REIT II - Pasadena Corporate Park, LP	6/15/2007	Delaware

Wells REIT II - Bannockburn Lake III, LLC	9/4/2007	Delaware
Wells REIT II - South Jamaica Street, LLC	9/18/2007	Delaware	Material Sub
Wells REIT II - 15815 25th Avenue, LLC	10/16/2007	Delaware	Material Sub
Wells REIT II - 16201 25th Avenue, LLC	10/16/2007	Delaware
Wells REIT II - 13655 Riverport Drive, LLC	1/24/2008	Delaware	Material Sub
Wells REIT II - 11200 W. Parkland, LLC	2/26/2008	Delaware	Material Sub

Wells REIT II - Parkside/Atlanta, LLC	2/29/2008	Delaware	Material Sub
Wells REIT II - 1277 LPB Atlanta, LLC	2/29/2008	Delaware	Material Sub

Wells REIT II-Lindbergh Center, LLC	6/24/2008	Delaware	Material Sub

Wells REIT II - 1580 A & B West Nursery, LLC	6/30/2008	Delaware
Wells REIT II - 1580 A & B West Nursery Land, LLC	7/1/2008	Delaware

Wells REIT II - Three Glenlake, LLC	6/5/2008	Delaware	Excluded Sub
Three Glenlake Building, LLC	7/11/2008	Delaware	Excluded Sub

Wells International Real Estate II (CY) Limited	7/10/2007	Republic of Cypress
Landlink Limited	6/16/2007	Republic of Cypress	Excluded Sub

Wells REIT II - 147 South State UT, LLC	8/14/2009	Delaware
Wells REIT II - Lakehurst Britton, LLC	12/8/2009	Delaware	Material Sub
Wells REIT II - 550 King Street, LLC	3/19/2010	Delaware
Wells REIT II - 544 Lakeview, LLC	1/25/2011	Delaware	Excluded Sub
Wells REIT II - Robbins Road, LLC	8/11/2005	Delaware
Wells REIT II - Energy Center I, LLC	6/14/2010	Delaware
Wells REIT II Energy Center I GP, LLC	6/29/2010	Delaware
I-1- EC Corridor Limited Partnership	7/6/2010	Delaware
Wells REIT II - 200 South Orange, LLC	8/10/2010	Delaware
Wells REIT II - 800 Brooksedge, LLC	11/11/2010	Delaware

SCHEDULE 6.1(f)

PROPERTIES

Weatherford Center                    3000 Park Lane Land
New Manchester One                    San Tan Corporate Center I
One Glenlake                        San Tan Corporate Center II
80 M Street                        263 Shuman Boulevard
Key Center Tower                    215 Diehl Road
Key Center Marriott                    222 East 41st Street
2500 Windy Ridge Parkway
333 & 777 Republic Drive                4100 & 4300 Wildwood Parkway
4241 Irwin Simpson Road                4200 Wildwood Parkway
8990 Duke Road                    5 Houston Center
180 Park Avenue, Building 103            One Robbins Road
180 Park Avenue, Building 104            Four Robbins Road
3 Glenlake
8909 Purdue Road                    1580 A&B West Nursery
180 East 100 South and Garage            One Century Place
Corridors III                        Highland Landmark III
1900 University Avenue                Sterling Commerce (Texas)
1950 University Avenue                180 Park Avenue, Building 105
2000 University Avenue                Tampa Commons
International Financial Tower                3333 Finley Road
7031 Columbia Gateway Drive            919 Hidden Ridge
9127 South Jamaica Street                11950 Corporate Boulevard
9189 South Jamaica Street                Edgewater Corporate Center One
9191 South Jamaica Street                Eagle Rock
9193 South Jamaica Street                Baldwin Point
Lindbergh Center                    1501 Opus Place
1200 Morris                         Lake Pointe 3 and 5
Cranberry Woods Development            Bannockburn Lake III
2000 Park Lane                    4300 Centreway Place
100 East Pratt Street                    80 Park Plaza                 9 Technology Drive                    13655 Riverport Drive
800 North Frederick                    15815 25th Avenue
Manhattan Towers                    16201 25th Avenue
One West Fourth Street                3465 East Foothill Boulevard
1025 Lenox Park Boulevard                3475 East Foothill Boulevard
1055 Lenox Park Boulevard                3453-3455 East Foothill Boulevard
1057 Lenox Park Boulevard                11200 Parkland Avenue
1277 Lenox Park Boulevard                Dvintsev (Moscow)
2180 Lake Boulevard                    147-149 South State Street (Land)
Sterling Commerce (Ohio)                Market Square East & West
544 Lakeview

SCHEDULE 6.1(g)

EXISTING INDEBTEDNESS

Unsecured Debt

Property and Maker                Face Amount        Date Incurred

The Obligations
Wells Operating Partnership II, L.P.     $500,000,000        July 8, 2011
Revolving Credit Agreement

Wells Operating Partnership II, L.P.     $250,000,000        April 4, 2011
5.875% Senior Notes due 2018

Secured Debt

Property and Maker                Face Amount        Date Incurred

One West Fourth                $51,300,000        July 23, 2004
Wells One West Fourth, LLC

2500 Windy Ridge Parkway            $90,000,000        November 16, 2004
4100 & 4300 Wildwood Parkway
4200 Wildwood Parkway
Wells REIT II - Wildwood Properties, LLC

100 East Pratt Street                $105,000,000        September 6, 2005
Wells REIT II - 100 East Pratt, LLC

San Tan Corporate Center I            $18,000,000         September 28, 2006
Wells REIT II - Santan Corporate
Center I, LLC

San Tan Corporate Center II            $21,000,000        September 28, 2006
Wells REIT II - Santan Corporate
Center II, LLC

Secured Debt (Continued)

Property and Maker                Face Amount        Date Incurred

263 Shuman Boulevard            $49,000,000        June 18, 2007
Wells REIT II - 263 Shuman Boulevard,
LLC

215 Diehl Road                $21,000,000        June 18, 2007
Wells REIT II - 215 Diehl Road, LLC

3 Glenlake                    $27,500,000        July 31, 2008
Three Glenlake Building, LLC

544 Lakeview
Wells REIT II - 544 Lakeview, LLC        $9,100,000        April 1, 2011

Market Square
Wells REIT II - Market Square East     $325,000,000        June 30,2011
& West, LLC

SCHEDULE 6.1(i)

LITIGATION

None

SCHEDULE 6.1(k)

FINANCIAL STATEMENTS

None

SCHEDULE 6.1(p)
ENVIRONMENTAL MATTERS
None

SCHEDULE 6.1(y)

LIST OF UNENCUMBERED ASSETS

11200 West Parkland Avenue
1200 Morris Drive
13655 Riverport Drive
15815 25th Avenue West
180 Park Avenue 103 & 104
333 & 777 Republic Drive
4241 Irwin Simpson Road
7031 Columbia Gateway Drive
8990 Duke Boulevard
9 Technology Drive
Axciom
Baldwin Point
College Park Plaza
Edgewater Corporate Boulevard
International Financial Tower
Key Center Tower
Lakepointe 3
Lakepointe 5
Lenox Park Buildings
Lindbergh Center
MacArthur Ridge
One Glenlake
South Jamaica Street Buildings
Sterling Commerce (Texas)
Sterling Commerce (Ohio)
The Corridors III
University Circle
5 Houston
Cranberry Woods

SCHEDULE 6.1(ee)

EMINENT DOMAIN PROCEEDINGS

None

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
THIS ASSIGNMENT AND Acceptance AGREEMENT dated as of _____ ____, 201_ (the “Agreement”) by and among _________________________ (the “Assignor”), _________________________ (the “Assignee”), and JPMORGAN CHASE BANK, N.A., as ADMINISTRATIVE Agent (the “Agent”).
WHEREAS, the Assignor is a Lender under that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Operating Partnership II, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto;
WHEREAS, the Assignor desires to assign to the Assignee, among other things, all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein; and
WHEREAS, the Agent and all Lenders consent to such assignment on the terms and conditions set forth herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1.    Assignment.
(a)    Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of ____________, 201_ (the “Assignment Date”), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, the following (such interest being assigned, the “Assigned Loan”):

Assigned Facility	Amount Assigned	Amount Retained	Commitment Percentage of Interest Assigned
Term Loan

and all voting rights of the Assignor associated with the Assigned Loan, all rights to receive interest on such amount of such Loans and all Fees with respect to the Assigned Loan and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Loan, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Loan, as set forth above, equal to the amount of the Assigned Loan. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Loan as if the Assignee were an original Lender under, and signatory to, the Credit Agreement having a Commitment and/or Loan, as set forth above, equal to the Assigned Loan, which obligations shall include, but shall not be limited to, if a Commitment is part of the Assigned Loan, the obligation of the Assignor to make Loans to the Borrower with respect to the Assigned Loan, and in any case the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit

Exh A -1

Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Loan from and after the Assignment Date.
(b)    The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, any other Obligor or any of their respective Subsidiaries, (ii) any representations, warranties, statements or information made or furnished by the Borrower, any other Obligor or any of their respective Subsidiaries in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any other Loan Document or any other document or instrument executed in connection therewith, or the collectability of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by the Borrower or any other Obligor of any obligation under the Credit Agreement or any other Loan Document to which it is a party. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, the Assignor or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Documents or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or any other Obligor or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.
Section 2.    Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $_________ representing (i) the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.
Section 3.    Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.
Section 4.    Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement [having a Commitment under the Credit Agreement] (without reduction by any assignments thereof which have not yet become effective), equal to $____________ and that the Assignor is not a Defaulting Lender]; and (ii) the outstanding balance of Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Loan which is free and clear of any adverse claim created by the Assignor.
Section 5.    Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement, (ii) an “accredited investor” (as

Exh A -2

such term is used in Regulation D of the Securities Act) and (iii) an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Credit Agreement and the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.
Section 6.    Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent in the Register and (b) the Assignor's Note. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.
Section 7.    Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:
Notice Address: ____________________________
____________________________
____________________________
Telephone No.: ____________________________
Telecopy No.: ____________________________
Lending Office: ____________________________
____________________________
____________________________
Telephone No.: ____________________________
Telecopy No.: ____________________________
Section 8.    Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:
Section 9.    Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, and the Agent (b) the payment to the Assignor of the amounts, if any, owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Agent of the amounts, if any, owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agent,

Exh A -3

from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights (except as otherwise provided in Section 12.10 of the Credit Agreement) and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its retained Loan.
Section 10.    Governing Law. To the fullest extent permitted by law, each of the parties hereto hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement. this Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to section 5-1401 of the New York General Obligations Law.
Section 11.    Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.
Section 12.    Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
Section 13.    Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor the identity of the Assignee may not be changed without the approval of the Borrower; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the Agent under this Agreement shall not be effective unless signed by the Agent.
Section 14.    Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.
Section 15.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 16.    Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

Exh A -4

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.
ASSIGNOR:
[Name of Assignor]
By:
Name:
Title:
ASSIGNEE:
[Name of Assignee]
By:
Name:
Title:

Accepted as of the date first written above.
AGENT:
JPMORGAN CHASE BANK, N.A.,
as Agent
By:
Name:
Title:

Exh A -5

EXHIBIT B
FORM OF CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of February 3, 2012 by and among WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Borrower”), and the parties executing this agreement as Guarantors (such parties are hereinafter referred to collectively as the “Guarantors”; the Borrower and the Guarantors are sometimes hereinafter referred to individually as a “Contributing Party” and collective as the “Contributing Parties”).
WHEREAS, pursuant to that certain Term Loan Agreement dated as of February 3, 2012, by and among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Agent (the “Agent”) (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Credit Agreement”), the Lenders have agreed to extend financial accommodations to the Borrower;
WHEREAS, as a condition to the execution of the Credit Agreement, the Lenders have required that Guarantors execute and deliver that certain Guaranty, dated of even date herewith (such agreement, as the same may have been or may from time to time be amended, modified, restated or extended, being hereinafter referred to as the “Guaranty”);
WHEREAS, pursuant to the Guaranty, Guarantors have jointly and severally agreed to guarantee the obligations described in the Guaranty (the “Guaranteed Obligations”);
WHEREAS, either (i) the Borrower or its 99% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interest to obtain financing from the Agent and the Lenders through their collective efforts; and
WHEREAS, the Borrower and Guarantors will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Borrower to enter into the Credit Agreement and the Guarantors to enter into the Guaranty, it is agreed as follows:

1.	Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.
Contribution. To the extent that a Contributing Party shall, under the Guaranty, make a payment (a “Guarantor Payment”) of a portion of the Guaranteed Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, the other Contributing Parties in an amount equal to the amount derived by subtracting from any such Guarantor Payment the “Allocable Amount” (as defined herein) of such Contributing Party; provided, however, that no Contributing Party shall be liable hereunder for contribution, indemnification, subrogation or reimbursement with respect to any Guarantor Payment for any amounts in excess of the “Allocable Amount” (as defined herein) for such Contributing

Exh B -1

Party.
As of any date of determination, the “Allocable Amount” of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Guarantor Payment without (i) rendering such Contributing Party “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance Laws.

3.
No Impairment. This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall reduce or impair the obligations of the Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of Guarantors to which such contribution and indemnification is owing.

4.
Effectiveness. This Agreement shall become effective upon its execution by each of the parties hereto and shall continue in full force and effect and may not be amended, terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, except as to any Guarantor upon its release from the Guaranty under the terms of the Credit Agreement or as approved by all of the Lenders. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender or the Agent grants additional loans or financial accommodations to the Borrower or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of the other Contributing Parties to contribution and indemnification hereunder in connection with any Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

5.
Governing Law. To the fullest extent permitted by law, each of the parties hereto hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to section 5-1401 of the New York General Obligations Law.

Exh B -2

6.
Third Party Beneficiary. The Contributing Parties agree that Agent has a valid interest in the terms of this Agreement pursuant to the Credit Agreement and Guaranty. The Contributing Parties further agree that until all obligations of the Contributing Parties under the Credit Agreement and Guaranty are fully performed and the obligations of the Lenders to extend Loans has terminated, Agent shall be an express third party beneficiary of this Agreement with the right to enforce the terms and provisions hereof.

7.
Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving the Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signatures on Following Pages]

Exh B -3

IN WITNESS WHEREOF, each party has executed and delivered this Agreement, under seal, as of the date first above written.
BORROWER:
WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its sole General Partner
By:
Name: Douglas P. Williams
Title: Executive Vice President
[SEAL]

Exh B -4

GUARANTORS:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation By: _______________________ Name: Douglas P. Williams Title: Executive Vice President
WELLS REIT II - 9 TECHNOLOGY DRIVE, LLC, a Delaware limited liability company By: ________________________ Name: Douglas P. Williams Title: President

WELLS REIT II - CORRIDORS III, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -5

WELLS REIT II - REPUBLIC DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS GOVERNOR'S POINTE 4241 IRWIN SIMPSON, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -6

WELLS GOVERNOR'S POINTE 8990 DUKE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-180 PARK AVENUE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member and Member-Manager

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -7

WELLS REIT II-8909 PURDUE ROAD, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By: WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-UNIVERSITY CIRCLE, L.P., a Delaware limited partnership

By:WELLS REIT II - University Circle, LLC, a Delaware limited liability company, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: President

WELLS REIT II - UNIVERSITY CIRCLE, LLC, a Delaware limited liability company

By: ______________________
Name: Douglas P. Williams
Title: President

Exh B -8

WELLS REIT II - SOUTH JAMAICA STREET, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 7031 COLUMBIA GATEWAY DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -9

WELLS REIT II - INTERNATIONAL FINANCIAL TOWER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 11200 W. PARKLAND, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -10

WELLS REIT II - KCP, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - KEY CENTER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -11

KEY CENTER PROPERTIES LLC, a Delaware limited liability company

By:Wells REIT II - Key Center LLC, a Delaware limited liability company, its managing member

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: _____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-LINDBERGH CENTER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -12

WELLS REIT II - 1200 MORRIS BUSINESS TRUST, a Pennsylvania business trust

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its Trustee

By: ________________________
Name: Douglas P. Williams
Title: Executive Vice President

2420 LAKEMONT AVENUE, LLC, a Delaware limited liability company

By:2420 Lakemont Avenue MM, LLC, a Delaware limited liability company, its Manager

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

2420 LAKEMONT AVENUE MM, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -13

WELLS REIT II - EDGEWATER CORPORATE CENTER ONE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 1277 LPB ATLANTA, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 13655 RIVERPORT DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -14

WELLS REIT II - 15815 25TH AVENUE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - LAKEHURST BRITTON, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - LAKEPOINTE 3, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -15

WELLS REIT II - LAKEPOINTE 5, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -16

WELLS REIT II - MACARTHUR RIDGE I, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - MACARTHUR RIDGE I, L.P., a Delaware limited partnership

By:Wells REIT II - MacArthur Ridge I, LLC, a Delaware limited liability company, its General Partner

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -17

WELLS REIT II - OPUS/FINLEY PORTFOLIO, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - PARKSIDE/ATLANTA, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - STERLING COMMERCE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh B -18

WELLS REIT II - STERLING COMMERCE, L.P., a Delaware limited partnership

By:WELLS REIT II - STERLING COMMERCE, LLC, a Delaware limited liability company, its General Partner

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - CRANBERRY WOODS DEVELOPMENT, INC., a Pennsylvania business trust

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its Trustee

By:
Name: Douglas P. Williams
Title:Executive Vice President

WELLS REIT II - 5 HOUSTON CENTER, L.P., a Delaware limited partnership By:WELLS REIT II TEXAS, Inc., a Texas corporation, its General Partner By: Name: Douglas P. Williams Title:Executive Vice President

Exh B -19

EXHIBIT C
FORM OF GUARANTY
THIS GUARANTY dated as of February 3, 2012, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) JPMORGAN CHASE BANK, N.A., in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders (the parties described in (a) and (b) are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, either (i) Borrower or its 99% general partner is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) the REIT Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in the Borrower;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, each Guarantor's execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1.    Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due and payable, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, obligations, and liabilities of whatever nature, whether now existing or hereafter incurred, owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, including, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency, or similar laws of any jurisdiction at the rate or rates provided in the loan documents, Fees, charges, expenses, indemnification, attorneys' fees and other amounts payable to any Credit Party thereunder or in connection therewith whether created directly or acquired by the credit parties by assignment or otherwise, whether matured or unmatured and whether absolute or contingent; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without

Exh C -1

limitation, reasonable attorneys' fees and disbursements, that are incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.
Section 2.    Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a)  to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any illegality, lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Obligor;
(e)    any act or failure to act by the Borrower, any other Obligor or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(f)    any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

Exh C -2

(g)    any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;
(h)    to the fullest extent permitted by law, any statute of limitations in any action hereunder or for the collection of the Notes or the Reimbursement Obligations or for the payment or performance of the Guarantied Obligations;
(i)    the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of the Borrower or any Guarantor or any other person or entity;
(j)    the dissolution or termination of existence of the Borrower, any Guarantor or any other Person;
(k)    the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower or any other Person;
(l)    the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, the Borrower or any Guarantor or any other person, or any of the Borrower's or any Guarantor's or any other Person's or entity's properties or assets;
(m)    the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Property or any of the improvements located thereon;
(n)    the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;
(o)    any failure or delay of a Credit Party to commence an action against the Borrower or any other Person, to assert or enforce any remedies against the Borrower under the Notes or the Loan Documents, or to realize upon any security;
(p)    any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding the Borrower, any other Person or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;
(q)    failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
(r)    failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;
(s)    failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;
(t)    except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;
(u)    any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;
(v)    the compromise, settlement, release or termination of any or all of the obligations of the

Exh C -3

Borrower under the Notes or the Loan Documents;
(w)    any transfer by the Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;
(x)    claims or rights of set-off defense or counterclaim whatsoever, whether based in contract, tort, or any other theory, that any Guarantor may have provided, however, that the foregoing shall not be deemed a waiver of any Guarantor's right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of any Guarantor's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Agent or any Lender in any separate action or proceeding;
(y)    any law, regulation, decree or order of any jurisdiction or any event affecting any provision of the Guarantied Obligations; or
(z)    to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.
Section 4.    Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.
Section 5.    Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full. In addition to making all of the representations and warranties made by the Borrower with respect to each Guarantor in the Credit Agreement, each Guarantor represents and warrants that: (a) this Guaranty: (i) has been authorized by all necessary action of such Guarantor; (ii) (a) does not conflict with or result in a breach of, or constitute a default under, any agreement or other instrument to which any Guarantor is a party; and (b) does not violate any Applicable Law applicable to such Guarantor; (iii) does not require any Governmental Approval relating to any Guarantor; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on the Credit Parties or any information received from the Credit Parties and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the

Exh C -4

Borrower, the Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower; (iii) has full and complete access to the Credit Agreement and the other Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Credit Parties not embodied herein or any acts heretofore or hereafter taken by the Credit Parties (including but not limited to any review by the Credit Parties of the affairs of the Borrower). The REIT Guarantor hereby represents and warrants that the REIT Guarantor owns (directly or indirectly) a substantial amount of the stock or other ownership interests of the Borrower and is financially interested in its affairs. All representations and warranties made under this Guaranty shall be deemed to be made at and as of the date of this Guaranty, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder or under the Credit Agreement.
Section 6.    Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.
Section 7.    Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder. The Guarantor also waives the right to require the Agent to proceed first against the Borrower upon the Guaranteed Obligations before proceeding against the Guarantor hereunder.
Section 8.    Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, this Guaranty shall continue to be effective or be reinstated and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.
Section 9.    Avoidance.    As of any date of determination, the maximum obligation of each Guarantor shall equal, but not exceed, the maximum amount of liability which could be asserted against such Guarantor hereunder (or any other obligations of such Guarantor to the Credit Parties) without (i) rendering such Guarantor “insolvent” within the meaning of Section 101(32) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”) or the fraudulent conveyance and transfer laws of the State of New York or such other jurisdiction whose laws shall be determined to apply to the transactions contemplated by this Agreement (the “Applicable State Fraudulent Conveyance Laws”), (ii) leaving such Guarantor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA or the Applicable State Fraudulent Conveyance Laws, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA or the Applicable State Fraudulent Conveyance

Exh C -5

Laws.  This Section is intended solely to preserve the rights of the Credit Parties hereunder to the maximum extent that would not cause the obligations of each Guarantor hereunder to be unenforceable or subject to avoidance, and neither a Guarantor nor any other Person shall have any right or claim under this Section as against the Credit Parties that would not otherwise be available to such Person.

Section 10.    No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against the Borrower in respect of any liability of Guarantors to the Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, Guarantors hereby expressly waive any right of contribution from or indemnity against the Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against the Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against the Borrower, and Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against the Borrower and any rights to participate in any collateral for the Borrower's obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of the Borrower now or hereafter owed to Guarantors to all indebtedness of the Borrower to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from the Borrower on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of the Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.
Section 11.    Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.
Section 12.    Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Agent subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special,

Exh C -6

including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor held at any of the offices of the Agent or J.P. Morgan Securities LLC, against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of set off or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. The foregoing shall not apply to any account governed by a written agreement containing an express waiver by such Participant of such Participant's rights of setoff.
Section 13.    Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of the Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of the Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 14.    Additional Guarantors; Release of Guarantors. Section 7.12 of the Credit Agreement provides that certain Subsidiaries must become Guarantors by, among other things, executing and delivering to Agent a Joinder Agreement. Any Subsidiary which executes and delivers to the Agent a Joinder Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in Section 7.12(b) of the Credit Agreement, certain Subsidiaries may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such section, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.
Section 15.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16.    Governing Law. To the fullest extent permitted by law, each of the parties hereto hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction

Exh C -7

governs this Guaranty. this GUARANTY shall be governed by and construed in accordance with the laws of the State of New York pursuant to section 5-1401 of the New York General Obligations Law.
Section 17.    WAIVER OF JURY TRIAL; ETC.
(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

(b)     EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.
Section 18.    Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie

Exh C -8

evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19.    Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy. The remedies provided in this guaranty are not cumulative.
Section 20.    Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all Notes and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.
Section 21.    Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor's permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22.    JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23.    Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
Section 24.    Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 12:00 p.m. on the date of demand therefore.
Section 25.    Expenses. The Guarantor shall reimburse the Agent on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Agent and costs allocated by its internal legal department) incurred by the Agent in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.
Section 26.    Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided

Exh C -9

for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 27.    Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 28.    Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 29.    Limitation of Liability. Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
Section 30.    Integration; Effectiveness. This Guaranty sets forth the entire understanding of the Guarantor and the Credit Parties relating to the guarantee of the Guaranteed Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.
Section 31.    Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.

[Signatures Begin on Next Page]

Exh C -10

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended and Restated Guaranty under seal as of the date and year first written above.
GUARANTORS:

WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation By: _______________________ Name: Douglas P. Williams Title: Executive Vice President
WELLS REIT II - 9 TECHNOLOGY DRIVE, LLC, a Delaware limited liability company By: ________________________ Name: Douglas P. Williams Title: President

WELLS REIT II - CORRIDORS III, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -11

WELLS REIT II - REPUBLIC DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS GOVERNOR'S POINTE 4241 IRWIN SIMPSON, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -12

WELLS GOVERNOR'S POINTE 8990 DUKE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-180 PARK AVENUE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member and Member-Manager

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -13

WELLS REIT II-8909 PURDUE ROAD, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By: WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-UNIVERSITY CIRCLE, L.P., a Delaware limited partnership

By:WELLS REIT II - University Circle, LLC, a Delaware limited liability company, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: President

WELLS REIT II - UNIVERSITY CIRCLE, LLC, a Delaware limited liability company

By: ______________________
Name: Douglas P. Williams
Title: President

Exh C -14

WELLS REIT II - SOUTH JAMAICA STREET, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 7031 COLUMBIA GATEWAY DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -15

WELLS REIT II - INTERNATIONAL FINANCIAL TOWER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 11200 W. PARKLAND, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -16

WELLS REIT II - KCP, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - KEY CENTER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -17

KEY CENTER PROPERTIES LLC, a Delaware limited liability company

By:WELLS REIT II - KEY CENTER LLC, a Delaware limited liability company, its managing member

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: _____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II-LINDBERGH CENTER, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -18

WELLS REIT II - 1200 MORRIS BUSINESS TRUST, a Pennsylvania business trust

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its Trustee

By: ________________________
Name: Douglas P. Williams
Title: Executive Vice President

2420 LAKEMONT AVENUE, LLC, a Delaware limited liability company

By:2420 LAKEMONT AVENUE MM, LLC, a Delaware limited liability company, its Manager

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -19

2420 LAKEMONT AVENUE MM, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - EDGEWATER CORPORATE CENTER ONE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 1277 LPB ATLANTA, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -20

WELLS REIT II - 13655 RIVERPORT DRIVE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - 15815 25TH AVENUE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -21

WELLS REIT II - LAKEHURST BRITTON, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - LAKEPOINTE 3, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - LAKEPOINTE 5, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -22

WELLS REIT II - MACARTHUR RIDGE I, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - MACARTHUR RIDGE I, L.P., a Delaware limited partnership

By:Wells REIT II - MacArthur Ridge I, LLC, a Delaware limited liability company, its General Partner

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -23

WELLS REIT II - OPUS/FINLEY PORTFOLIO, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - PARKSIDE/ATLANTA, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS REIT II - STERLING COMMERCE, LLC, a Delaware limited liability company

By:WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ______________________
Name: Douglas P. Williams
Title: Executive Vice President

Exh C -24

WELLS REIT II - STERLING COMMERCE, L.P., a Delaware limited partnership

By: WELLS REIT II - STERLING COMMERCE, LLC, a Delaware limited liability company, its General Partner

By: WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member

By:WELLS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By: ____________________
Name: Douglas P. Williams
Title: Executive Vice President

Wells REIT II - CRANBERRY WOODS DEVELOPMENT, INC., a Pennsylvania business trust

By:WELLS REAL ESTATE INVESTMENT TRUST II, Inc., a Maryland corporation, its Trustee

By:
Name: Douglas P. Williams
Title:Executive Vice President

WELLS REIT II - 5 HOUSTON CENTER, L.P., a Delaware limited partnership By:WELLS REIT II TEXAS, Inc., a Texas corporation, its General Partner By: Name: Douglas P. Williams Title:Executive Vice President

Exh C -25

EXHIBIT D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT dated as of ____________, 201_, executed and delivered by ______________________, a _____________ (the “New Subsidiary”), in favor of (a) JPMORGAN CHASE BANK, N.A., in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders (the parties described in (a) and (b) above are hereinafter referred to collectively as the “Credit Parties”).
WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower or its 99% general partner owns, directly or indirectly, at least a majority of the issued and outstanding Equity Interests in the New Subsidiary;
WHEREAS, the Borrower, the New Subsidiary, and the existing Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
WHEREAS, the New Subsidiary acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Subsidiary is willing to guarantee the Borrower's obligations to the Credit Parties on the terms and conditions contained herein; and
WHEREAS, the New Subsidiary's execution and delivery of this Agreement is a condition to the Credit Parties continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Subsidiary, the New Subsidiary agrees as follows:
Section 1.    Joinder to Guaranty. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of February 3, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by Wells Real Estate Investment Trust II, Inc., a Maryland corporation, and each other Person party thereto in favor of the Credit Parties and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Subsidiary hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b)    makes to the Credit Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

Exh D -1

(c)    consents and agrees to each provision set forth in the Guaranty.
Section 2.    Joinder to Contribution Agreement. The New Subsidiary hereby agrees that it is a “Guarantor” under that certain Contribution Agreement dated as of February 3, 2012 (as amended, supplemented, restated or otherwise modified from time to time, the “Contribution Agreement”), made by the Borrower and the other Persons a party thereto and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a “Guarantor” thereunder, all as if the New Subsidiary had been an original signatory to the Contribution Agreement. Without limiting the generality of the foregoing, the New Subsidiary hereby agrees to be bound by each of the covenants contained in the Contribution Agreement, and consents and agrees to each provision set forth in the Contribution Agreement.
Section 3.    GOVERNING LAW. To the fullest extent permitted by law, each of the parties hereto hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to section 5-1401 of the New York General Obligations Law.
Section 4.    Further Assurances. The New Subsidiary agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.
Section 5.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

(Signatures on Following Page)

Exh D -2

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.
[NEW SUBSIDIARY]
By:
Name:
Title:
[SEAL]
Address for Notices:
Attention: _________________________
Telecopy Number: __________________
Telephone Number: _________________
Accepted:
JPMORGAN CHASE BANK, N.A.,
as Agent
By:
Name:
Title:

Exh D -3

EXHIBIT E
FORM OF NOTICE OF BORROWING
___________, 201_
JPMorgan Chase Bank, N.A., as Agent
1111 Fannin Street, 10th Floor
Houston, Texas 77002-6925
Attn: Loan and Agency Services Group

JPMorgan Chase Bank, N.A., as Agent
383 Madison Avenue, 24th Floor
New York, New York 10179
Attn: Susan Hui

Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Operating Partnership II, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make the Loan to the Borrower in an aggregate principal amount equal to $__________________.

2.	The Borrower requests that the Loan be made available to the Borrower on ____________, 201_.

3.	The Borrower hereby requests that all of the requested Loan be of the following Type:
[Check one box only]
Base Rate Loan
LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	1 month
2 months
3 months
6 months

4.	The proceeds of the Loan will be used for general corporate and working capital purposes.

5.	The Borrower requests that the proceeds of the Loan be made available to the Borrower by _________________________________.

Exh E -1

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loan and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower, the REIT Guarantor and each other Obligor in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loan contained in Article V of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time the Loan is made.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

WELLS OPERATING PARTNERSHIP II, L.P.
By: Wells Real Estate Investment Trust II, Inc., its general partner
By: Name: Title:

Exh E -2

EXHIBIT F
FORM OF NOTICE OF CONTINUATION
____________, 201_
JPMorgan Chase Bank, N.A.,
as Agent
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Loan and Agency Services Group

JPMorgan Chase Bank, N.A.,
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Susan Hui
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Operating Partnership II, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans, as LIBOR Rate Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is ____________, _____.

2.	The aggregate principal amount of Loans subject to the requested Continuation is $____________ and was originally borrowed by the Borrower on ______ __, 201_.

3.	The portion of such principal amount subject to such Continuation is $__________________________.

4.	The current Interest Period for each of the Loans subject to such Continuation ends on ________________, 201_.

Exh F -1

5.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

Interest Period[1]
One month	[check one box only]
Two months
Three months
Six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8 of the Credit Agreement.

[Signatures on Following Page]

1 If more than one Interest Period is desired, indicate the principal amount of the Loan requested for each Interest Period.

Exh F -2

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Continuation as of the date first written above.
WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its sole General Partner
By:
Name:
Title:

Exh F -3

EXHIBIT G
FORM OF NOTICE OF CONVERSION
____________, 201_

JPMorgan Chase Bank, N.A.,
as Agent
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Loan and Agency Services Group

JPMorgan Chase Bank, N.A.,
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Susan Hui
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Operating Partnership II, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is ______________, 201_.

2.	The Loans to be Converted pursuant hereto are currently:
[Check one box only]        Base Rate Loans
LIBOR Rate Loans

3.	The aggregate principal amount of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ______ __, 201_.

4.	The portion of such principal amount subject to such Conversion is $___________________.

5.	The amount of such Loan to be so Converted is to be converted into Loans of the following Type:
[Check one box only]

Exh G -1

¬	Base Rate Loans

¬	LIBOR Rate Loans, each with an initial Interest Period for a duration of:

Interest Period[1]
One month
Two months	[Check one box only]
Three months
Six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto no Default or Event of Default has or shall have occurred and be continuing.
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9 of the Credit Agreement.

[Signatures on Following Page]

1 If more than one Interest Period is desired, indicate the principal amount of the Loans requested for each Interest Period.

Exh G -2

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Notice of Conversion as of the date first written above.
WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its sole General Partner
By:
Name:
Title:

Exh G -3

EXHIBIT H

[RESERVED]

Exh H -1

EXHIBIT I

[RESERVED]

Exh I -1

EXHIBIT J
FORM OF NOTE
$____________________    February 3, 2012
FOR VALUE RECEIVED, the undersigned, WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of _________________________________ (the “Lender”), in care of Agent to Agent's address at 383 Madison Avenue, New York, NY 10179, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date, amount of the Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.
This Note is one of the Notes referred to in the Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (“Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
To the fullest extent permitted by law, Each of the parties hereto hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note. This Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to section 5-1401 of the New York General Obligations Law.

Exh J -1

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices. Time is of the essence for this Note.
IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.
WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its sole General Partner
By:
Name:
Title:
[SEAL]

Exh J -2

SCHEDULE OF THE LOAN
This Note evidences the Loan made under the within-described Credit Agreement to the Borrower, on the date and in the principal amount set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Exh J -3

EXHIBIT K
FORM OF COMPLIANCE CERTIFICATE
________ ______, 201_
JPMorgan Chase Bank, N.A.,
as Agent
383 Madison Avenue, 24th Floor
New York, NY 10179
Attention: Susan Hui
Each of the Lenders Party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Term Loan Agreement dated as of February 3, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Wells Operating Partnership II, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:
(1)    The undersigned is the chief financial officer of the REIT Guarantor.
(2)    The undersigned is responsible for and has made or caused to be made under his/her supervision a detailed review of the applicable activities of the Obligors and their Subsidiaries in connection with the preparation of this Certificate.
(3)    The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(4)    No Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower and/or the REIT Guarantor with respect to such event, condition or failure].
(5)    Attached hereto as Schedule 1 are detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6 and 9.14 of the Credit Agreement.
(6)    The undersigned has delivered the Unencumbered Asset Certificate set forth in Section 8.3 of the Credit Agreement.

Exh K -1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.
WELLS OPERATING PARTNERSHIP II, L.P.,
a Delaware limited partnership

By:	Wells Real Estate Investment Trust II, Inc.,
its sole General Partner
By:
Name:
Title:

[Calculations to be Attached]

Exh K -2